UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒  Definitive Proxy Statement
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☐  Soliciting Material Pursuant to §240.14a-12
DYNATRACE, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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July 12, 2023
Dear Dynatrace Stockholder:
I am pleased to invite you to attend the 2023 Annual Meeting of Stockholders of Dynatrace, Inc. to be held online on Wednesday, August 23, 2023 at 1:00 p.m. Eastern Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/DT2023, where you will be able to vote electronically and submit questions.
Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2023 Annual Meeting of Stockholders and Proxy Statement.
Pursuant to the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to stockholders over the Internet, we are posting the proxy materials on the Internet and delivering a Notice of Internet Availability of Proxy Materials. On or about July 12, 2023, we will begin mailing this notice to our stockholders containing instructions on how to access online or request a printed copy of our Proxy Statement for the 2023 Annual Meeting of Stockholders and our Annual Report on Form 10-K for the year ended March 31, 2023.
Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet, by telephone or virtually at the Annual Meeting or, if you requested printed copies of proxy materials, you also may vote by mailing a proxy card. Please review the instructions on the Notice or on the proxy card regarding your voting options.
Thank you for being a Dynatrace stockholder. We look forward to seeing you at our Annual Meeting.
Sincerely,
Rick McConnell
Chief Executive Officer

YOUR VOTE IS IMPORTANT
In order to ensure your representation at the Annual Meeting, whether or not you plan to attend the Annual Meeting, please vote your shares as promptly as possible by following the instructions on your Notice or, if you requested printed copies of your proxy materials, by following the instructions on your proxy card. Your vote will help to ensure the presence of a quorum at the meeting and that your shares are represented at the Annual Meeting. If you hold your shares through a broker, your broker is not permitted to vote on your behalf for Proposal No. 1 (the election of directors) or Proposal No. 3 (the advisory vote on the compensation of our named executive officers) unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet). For your vote to be counted, you will need to communicate your vote before the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the Annual Meeting, revoking your earlier submitted proxy or voting your stock virtually at the Annual Meeting.

Dynatrace, Inc.
1601 Trapelo Road, Suite 116
Waltham, Massachusetts 02451

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that Dynatrace, Inc. will hold its 2023 Annual Meeting of Stockholders online on Wednesday, August 23, 2023 at 1:00 p.m. Eastern Time, for the following purposes:

•To elect three Class I directors, Rick McConnell, Michael Capone and Stephen Lifshatz, to hold office until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024;
•To conduct a non-binding, advisory vote to approve the compensation of our named executive officers; and
•To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).
Our Board of Directors recommends that you vote “FOR” the director nominees named in Proposal No. 1, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal No. 2, and “FOR” the approval of, on a non-binding advisory basis, the compensation of our named executive officers as described in Proposal No. 3.

Only stockholders of record at the close of business on June 30, 2023 are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. You may attend, vote and participate at the Annual Meeting by visiting www.virtualshareholdermeeting.com/DT2023 and entering the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on the proxy card, or in the instructions included with the proxy materials dated July 12, 2023. You are entitled to attend and participate in the Annual Meeting if you were a stockholder as of the close of business on June 30, 2023 (the “Record Date”), or hold a valid proxy for the Annual Meeting. Access to the webcast will begin at 12:45 p.m. Eastern Time on August 23, 2023. For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the “About the Annual Meeting” section of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card. If you are a street name stockholder or beneficial owner of our common stock, please refer to the voting instructions or other materials received from your broker, bank or other nominee to vote your shares.

By Order of the Board of Directors,
Nicole Fitzpatrick
Senior Vice President, General Counsel and Secretary
Waltham, Massachusetts
July 12, 2023

Important notice about the availability of proxy materials for the Annual Meeting. We encourage you to access and review all of the information contained in the proxy materials before voting. Our Proxy Statement, 2023 Annual Report to Stockholders and other materials are available at https://ir.dynatrace.com/.

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this Proxy Statement that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to maintain our revenue growth rates in future periods; market adoption of our product offerings; continued demand for, and spending on, our solutions; our ability to innovate and develop solutions that meet customer needs; the ability of our platform and solutions to effectively interoperate with customers’ IT infrastructures; our ability to acquire new customers and retain and expand our relationships with existing customers; our ability to expand our sales and marketing capabilities; our ability to compete; our ability to maintain successful relationships with partners; security breaches, other security incidents and any real or perceived errors, failures, defects or vulnerabilities in our solutions; our ability to protect our intellectual property; our ability to hire and retain necessary qualified employees to grow our business and expand our operations; the effect on our business of the macroeconomic environment, associated global economic conditions and geopolitical disruption; and other risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 and our other filings with the Securities and Exchange Commission (the “SEC”). We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

NON-GAAP MEASURES AND KEY METRICS

Our executives are in certain ways measured and rewarded based on the company's or their personal achievement of certain non-GAAP financial measures, including non-GAAP operating income, and certain operational metrics, such as Annual Recurring Revenue (“ARR”). For additional information and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, please see Appendix A of this Proxy Statement.

Non-GAAP Operating Income or NGOI is defined as operating income adjusted to exclude share-based compensation, employer payroll taxes on employee stock transactions, amortization of other intangibles and certain restructuring and other gains and losses.

Annual Recurring Revenue or ARR is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of total Annual Recurring Revenue any revenues derived from month-to-month agreements and/or product usage overage billings.

Dynatrace presents constant currency amounts for Annual Recurring Revenue to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year.

AVAILABILITY OF CERTAIN DOCUMENTS

This Proxy Statement and our 2023 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com.

Unless specifically stated in this Proxy Statement, information contained on, or that can be accessed through, our websites and any other websites listed in this Proxy Statement are not incorporated by reference into this Proxy Statement and should not be considered to be part of this Proxy Statement, and inclusions of our website addresses and other website addresses in this Proxy Statement are inactive textual references only.

A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, Massachusetts 02451, Attention: Secretary or by e-mail to ir@dynatrace.com. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 are also available on the SEC’s website at www.sec.gov and on our website at https://ir.dynatrace.com/.
The Dynatrace logo and all Dynatrace product or service names and logos are trademarks or registered trademarks of Dynatrace LLC in the United States and other countries. The Dynatrace® platform is subject to patents owned by Dynatrace LLC issued and pending in the United States and other countries. Third party trademarks and trade names referenced in this Proxy Statement are the property of their respective owners.

ABOUT THE ANNUAL MEETING

GENERAL INFORMATION

This Proxy Statement contains information about the 2023 Annual Meeting of Stockholders of Dynatrace, Inc., which will be held online on August 23, 2023 at 1:00 p.m. Eastern Time.

If you are a stockholder of record as of the close of business on June 30, 2023, you may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/DT2023, where you will be able to vote electronically and submit questions. We encourage participants to access the meeting prior to the start time. Online check-in will begin 15 minutes prior to the start of the Annual Meeting, at 12:45 p.m. Eastern Time, and participants should allow ample time for check-in procedures.

The Board of Directors of Dynatrace, Inc. is using this Proxy Statement to solicit proxies for use at the Annual Meeting.

In this Proxy Statement, the terms “Dynatrace,” the “company," “we,” “us,” and “our” refer to Dynatrace, Inc. The mailing address of our principal executive offices is Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, Massachusetts 02451. Our fiscal year begins on April 1 and ends on March 31.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our Secretary written notice to that effect.

When are this Proxy Statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about July 12, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”). Our proxy materials, including the Notice of 2023 Annual Meeting of Stockholders, this Proxy Statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker, bank or other nominee), a voting instruction form, and the 2023 Annual Report for the year ended March 31, 2023 (the “2023 Annual Report”), will be mailed or made available to stockholders on the Internet on or about the same date.

Why did I receive the Notice instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice will be mailed to holders of record and beneficial owners of our common stock starting on or about July 12, 2023. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2023 Annual Meeting of Stockholders, this Proxy Statement, the proxy card and our 2023 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that while our proxy materials are available at the website referenced in the Notice, and our Notice of 2023 Annual Meeting of Stockholders, this Proxy Statement and our 2023 Annual Report are available on our website, www.dynatrace.com, no other information contained on either website is incorporated by reference in or considered to be a part of this Proxy Statement.

Who is soliciting my vote?

Our Board is soliciting your vote for the Annual Meeting.

When is the Record Date for the Annual Meeting?

The Record Date for determination of stockholders entitled to vote at the Annual Meeting was the close of business on June 30, 2023.

How many votes can be cast by all stockholders?

There were 293,159,681 shares of our common stock, par value $0.001 per share, outstanding on June 30, 2023, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of preferred stock were outstanding as of June 30, 2023.

How do I attend the Annual Meeting virtually?

This year’s Annual Meeting will be held virtually. To attend and participate in the Annual Meeting, stockholders will need to access the live webcast of the meeting. You are entitled to attend and participate if you were a stockholder as of the close of business on June 30, 2023 or hold a valid proxy for the meeting. Individuals who log in as a guest may attend the Annual Meeting, but are not entitled to vote or submit questions.

Stockholders of Record. Stockholders of record will need to visit www.virtualshareholdermeeting.com/DT2023 and enter the 16-digit control number provided in the Notice, on the proxy card, or in the instructions included with the printed proxy materials.

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name” (i.e., a “street name stockholder”) and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. If you are a street name stockholder and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, you may attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/DT2023 and entering the 16-digit control number indicated on your voting instruction form or Notice. Otherwise, street name stockholders who hold their shares in street name should contact their broker, bank or other nominee (well in advance of the Annual Meeting) to obtain a legal proxy in order to be able to attend and participate in the Annual Meeting.

If you wish to submit a question during the Annual Meeting, you may log into, and submit a question on, the virtual meeting platform by following the instructions included there. During the formal portion of the meeting, all questions presented should relate directly to the proposal under discussion. Questions from multiple stockholders on the same topic or that are otherwise related to a particular topic may be grouped, summarized and answered together. If questions submitted are irrelevant to the business of the Annual Meeting or are out of order or not otherwise suitable for the conduct of the Annual Meeting, as determined by the Chair or Secretary in their reasonable judgment, we may choose to not address them. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, such matters may be raised separately after the Annual Meeting.

Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct, which will address the ability of stockholders to ask questions during the meeting and rules for how questions will be recognized and addressed. The Annual Meeting’s Rules of Conduct will be available on www.virtualshareholdermeeting.com/DT2023 prior to the Annual Meeting. We do not have procedures in place for posting appropriate questions received during the meeting on our website.

What if I have technical issues during the Annual Meeting?

Participants should give themselves plenty of time to log in and ensure they have a strong Internet connection, and they can hear streaming audio prior to the start of the meeting.

Approximately 15 minutes prior to the start of and through the conclusion of the Annual Meeting, a support team will be ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website.
Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available at www.virtualshareholdermeeting.com/DT2023.

How do I vote?

Stockholders of Record. If shares of our common stock are registered directly in your name with Computershare, our transfer agent, you are considered the “stockholder of record” with respect to those shares. As the stockholder of record, you may vote by any of the methods listed below:

Virtually In Person

You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/DT2023 and you may vote during the meeting. Access to the webcast will begin at 12:45 p.m. Eastern Time on August 23, 2023, and you should allow ample time for check-in procedures. In order to be able to attend the Annual Meeting, you will need the 16-digit control number provided in the Notice, on the proxy card, or in the instructions included with the proxy materials dated July 12, 2023.

By Internet or by Phone Before the Annual Meeting

You may vote by proxy by completing an electronic proxy card over the Internet or by telephone by following the instructions provided in the Notice or proxy card until 11:59 p.m. Eastern Time on August 22, 2023.

By Mail

If you requested printed copies of the proxy materials, you may vote by proxy by mailing your proxy card as described in the proxy materials. In order to be counted, proxies submitted by mail must be received before the start of the Annual Meeting.

Street Name Stockholders. As stated above, if shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name” (i.e., a “street name stockholder”) and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Please follow the instructions from your broker, bank or other nominee to vote. Street name stockholders may not vote virtually in person at the Annual Meeting unless they receive a legal proxy from their respective brokers, banks or other nominees giving them the right to vote virtually in person at the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use.

What is the effect of giving a proxy?

If you are a stockholder of record and complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by our Board on all matters presented in this Proxy Statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as a proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I revoke my proxy?

If you are a stockholder of record, you may revoke your proxy by (1) following the instructions on the Notice and entering a new proxy vote by mail that we receive before the start of the Annual Meeting or over the Internet or by phone by the cutoff time of 11:59 p.m. Eastern Time on August 22, 2023; (2) attending and voting virtually at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy); or (3) filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Secretary. Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or sent to our principal executive offices at Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, Massachusetts 02451, Attention: Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

A majority of the shares entitled to vote, present in person or by remote communication, or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. As of the Record Date, there were 293,159,681 shares of our common stock outstanding. Therefore, a quorum will be present if 146,579,841 shares of our common stock are present, virtually in person or by proxy, representing a majority of all issued and outstanding shares of common stock entitled to vote as of the Record Date.

Shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

What vote is required to adopt the proposals?

Each director nominated via Proposal No. 1 that receives a plurality of the votes properly cast on the election of such director will be elected, meaning that the three director nominees receiving the most "FOR" votes will be elected. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes are not considered votes cast and will also have no effect on the election of the nominees.

For Proposal No. 2, a majority of the votes properly cast for and against such proposal is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024. Abstentions and broker non-votes will have no effect on this proposal. However, we expect there will be no broker non-votes on this proposal since brokers have discretionary voting authority with respect to this proposal.

For Proposal No. 3, a majority of the votes properly cast for and against such proposal is required to approve the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on this proposal. Since this proposal is an advisory vote, the result will not be binding on us, our Board or our Compensation Committee. However, the Board values input from stockholders, and the Compensation Committee will consider the outcome of the vote when making future decisions regarding the compensation of our named executive officers.

What are broker "non-votes"?

Your broker or nominee may have the discretion to vote those shares with respect to certain matters if they have not received instructions from you. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” NYSE rules but not with respect to “non-routine” matters. Proposal No. 2 is considered to be a “routine” matter under NYSE rules and thus if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal No. 2. Proposals No. 1 and 3 are considered to be “non-routine” under NYSE rules such that your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions.

A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Proposals No. 1 and 3 are considered “non-routine.”

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Our Board currently consists of eight members, seven of whom are non-employee, independent directors. In accordance with the terms of our certificate of incorporation and bylaws, our Board is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Directors are expected to be elected to hold office for such three-year term or until the election and qualification of their successors in office, subject to their earlier resignation or removal.

The members of our Class I, Class II and Class III directors are the following individuals:

Name	Class	Expiration of Term
Rick McConnell	I	2023
Michael Capone✓	I	2023
Stephen Lifshatz✓	I	2023
Seth Boro✓	II	2024
Jill Ward✓	II	2024
Kirsten Wolberg✓	II	2024
Steve Rowland✓	III	2025
Kenneth “Chip” Virnig✓	III	2025

✓ = independent

What are you voting on?

At the meeting, you’re being asked to re-elect our three Class I directors - Rick McConnell, Michael Capone and Stephen Lifshatz - for a term to expire at the annual meeting of stockholders to be held in 2026.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH DIRECTOR NOMINEE

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Rick McConnell, Michael Capone and Stephen Lifshatz have each indicated a willingness to continue to serve as directors, if elected. If any of the nominees become unable or unwilling to serve, however, your proxy may be voted for a substitute nominee selected by our Board.

The election of directors requires a plurality of the votes properly cast "FOR" each nominee. Votes to "withhold" and broker non-votes will have no effect on the election of the nominees.

Nominees for Election as Class I Directors

The following are our three directors who are nominated for election at the Annual Meeting and sets forth their principal occupation and business experience during the last five years and their ages as of June 30, 2023.

Rick McConnell
Age: 57 Director Since: 2021 Not Independent Committees: None

Rick McConnell has served as our Chief Executive Officer and a director since December 2021. He has over 30 years of experience scaling multi-billion-dollar organizations, developing winning cultures, building broad-based product portfolios and establishing go-to-market strategies and execution plans to drive category leadership. Rick worked at Akamai Technologies (NASDAQ: AKAM) from February 2011 to December 2021, where he held multiple positions, including President and General Manager of the Security Technology Group, President and General Manager of Akamai’s Web Division, and President, Products and Development. From 2004 to 2011, he worked at Cisco Systems Inc. (NASDAQ: CSCO) in various senior executive roles. He joined Cisco when the company acquired Latitude Communications, where he was President and Chief Executive Officer. Rick holds a B.A. in Quantitative Economics and an M.B.A., both from Stanford University. Our Board believes that based on Rick’s knowledge of our company and our business, and his service as our Chief Executive Officer, Rick is qualified to serve on our Board.

Michael Capone
Age: 56 Director Since: 2019 Independent Committees: •Compensation (Chair) •Cybersecurity

Michael Capone has served as the Chief Executive Officer of Qlik Technologies, Inc., which is owned by certain investment funds advised by Thoma Bravo, since January 2018. Prior to that, Mike served as the Chief Operating Officer of Medidata Solutions, Inc. (NASDAQ: MDSO) from October 2014 to December 2017. Prior to joining Medidata, Mike worked in various executive positions at Automatic Data Processing, Inc., or ADP (NASDAQ: ADP), serving as Corporate Vice President of Product Development and Chief Information Officer from July 2008 to September 2014, and Senior Vice President and General Manager of ADP’s Global HR/Payroll Outsourcing Business from July 2005 to June 2008. He also served on the board of directors of Ellie Mae, which was owned by certain investment funds advised by Thoma Bravo, between May 2019 and September 2020. Mike holds a B.S. in Computer Science from Dickinson College and an M.B.A. in Finance from Pace University. Our Board believes that Mike’s board and business experience and his overall knowledge of our industry qualify him to serve on our Board.

Stephen Lifshatz
Age: 64 Director Since: 2019 Independent Committees: •Audit (Chair) •Compensation

Stephen Lifshatz has served as Executive Vice President and Chief Financial Officer of CDK Global since February 2023. Steve served as the Chief Financial Officer for Lytx, a private video telematics company, from May 2018 through September 2021. Prior to joining Lytx, from January 2017 through May 2018, Steve was engaged as an independent consultant by several private equity firms to assist in the development and expansion of certain of their portfolio companies. Prior to that, Steve served as Chief Financial Officer of Fleetmatics Group PLC (formerly NYSE: FLTX) from December 2010 to December 2016. Steve has also served as Chief Financial Officer of four additional private and public companies during his career. Steve served on the board of directors of Amicas, Inc. (NASDAQ: AMCS) from June 2007 until June 2010, as well as on the board or advisory board of several private companies. Steve holds a B.S. in Accounting and Marketing from Skidmore College. Our Board believes that Steve’s board and business experience and his overall knowledge of our industry qualify him to serve on our Board.

Directors Continuing in Office

The following are our five directors continuing in office and sets forth their principal occupation and business experience during the last five years and their ages as of June 30, 2023.

Class II Directors (Term Expires at the 2024 Annual Meeting)

Seth Boro
Age: 47 Director Since: 2015 Independent Committees: None

Seth Boro has served as a Managing Partner at Thoma Bravo since 2013. He joined Thoma Bravo in 2005 and became a Partner in 2010, serving in that capacity until becoming a Managing Partner in 2013. Seth was previously an associate with the private equity firm Summit Partners from July 2000 to May 2003 and an analyst with Credit Suisse from July 1999 to July 2000. Seth previously served on the board of directors of SolarWinds Corporation (NYSE: SWI) until October 2022. He also previously served on the board of directors of SailPoint Technologies Holdings, Inc. (formerly NYSE: SAIL) until November 2018 and he rejoined that company’s board after it was taken private in August 2022. He currently serves as a director of several other software and technology service companies in which certain investment funds advised by Thoma Bravo hold an investment. Seth received his M.B.A. from the Stanford Graduate School of Business and is a graduate of Queen’s University School of Business (Canada), where he received a Bachelor of Commerce degree. Our Board believes that Seth’s board and industry experience qualify him to serve on our Board.

Jill Ward
Age: 63 Director Since: 2019 Board Chair Since: 2021 Independent Committees: •Audit •Nominating and Corporate Governance (Chair)

Jill Ward has served on the board of directors of HubSpot (NYSE: HUBS) since October 2017 and on the board of directors of Informatica (NYSE: INFA) since June 2021. Jill served on the board of directors of Carbon Black, Inc. (NASDAQ: CBLK) from December 2018 until its acquisition by VMware, Inc. in October 2019. Jill served as an operating partner of Lead Edge Capital, a growth equity investment firm, from October 2018 to February 2020. Previously, she served as President and Chief Operating Officer of Fleetmatics Group PLC (formerly NYSE: FLTX) from April 2015 until its acquisition by Verizon Communications in November 2016. Prior to Fleetmatics, Jill held executive leadership roles at Intuit Inc. (NASDAQ: INTU), most recently serving as Senior Vice President and General Manager. Jill’s experience also includes leadership roles at Telespectrum, Fidelity Investments, and strategy firm Bain & Company. Jill holds an M.B.A. from the Tuck School of Business at Dartmouth and a B.A. from Wellesley College. Our Board believes that Jill’s board and business experience and her overall knowledge of our industry qualify her to serve on our Board.

Kirsten O. Wolberg
Age: 55 Director Since: 2021 Independent Committees: •Compensation •Cybersecurity (Chair)

Kirsten O. Wolberg has served on the board of directors of lender Sallie Mae (NASDAQ: SLM) since November 2016 and enterprise technology company CalAmp Corp. (NASDAQ: CAMP) since August 2020. Kirsten also serves on the board of directors of other private and non-profit organizations. Kirsten served as the Chief Technology and Operations Officer for DocuSign, Inc. (NASDAQ: DOCU) from November 2017 to February 2021. From January 2012 to October 2017, Kirsten was a Vice President at PayPal, Inc., a subsidiary of PayPal Holdings, Inc. (NASDAQ: PYPL), where she served in various executive roles including as Vice President, Technology from 2012 to 2015. Prior to that, Kirsten was Chief Information Officer for Salesforce (NYSE: CRM) from May 2008 to September 2011. Kirsten holds an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University and a B.S. in Business Administration from the University of Southern California. Our Board believes that Kirsten’s board, cyber and enterprise technology experience and her overall knowledge of the SaaS software industry qualify her to serve on our Board.

Class III Directors (Term Expires at the 2025 Annual Meeting)

Steve Rowland
Age: 55 Director Since: 2021 Independent Committees: •Audit

Steve Rowland has served as President of Klaviyo since July 3, 2023. Steve served as Chief Revenue Officer of Okta, Inc. (NASDAQ: OKTA) from March 2021 to March 2023 and was a full time advisor to Okta from March 2023 to June 2023. Steve has also been Executive Advisor and Limited Partner at Forté Ventures LP, a venture capital firm, since May 2019. Prior to these roles, from August 2019 to March 2021, he served as Vice President, Americas at Splunk Inc. (NASDAQ: SPLK). From October 2015 to August 2019, he served as President at DataStax, Inc. He has also held executive leadership roles at other technology companies including Apigee Corp., Blue Coat Systems LLC and BMC Software Inc. Steve holds a B.S. in Engineering from Texas A&M University. Our Board believes that Steve’s leadership and go-to-market experience and his overall knowledge of our industry qualify him to serve on our Board.

Kenneth “Chip” Virnig
Age: 39 Director Since: 2015 Independent Committees: •Cybersecurity •Nominating and Corporate Governance

Kenneth “Chip” Virnig has served as Partner at Thoma Bravo since September 2018 and as Principal at Thoma Bravo from July 2015 to September 2018. Chip joined Thoma Bravo in 2008 and served as Vice President prior to his promotion to Principal. Prior to joining Thoma Bravo, Chip worked as an analyst in the investment banking group at Merrill Lynch & Co. from July 2006 to July 2008. He previously served on the board of directors of SailPoint Technologies Holdings, Inc. (formerly NYSE: SAIL) until March 2019 and currently serves as a director of several software and technology service companies in which certain investment funds advised by Thoma Bravo hold an investment. Chip received a B.A. in Business Economics, Commerce, Organizations and Entrepreneurship from Brown University. Our Board believes that Chip’s board and industry experience and his overall knowledge of our business qualify him to serve on our Board.

Experience, Qualifications and Skills

The Board believes that having a mix of directors with complementary backgrounds is necessary to meet its oversight responsibilities. We believe the Board collectively possesses the experience, qualifications and skills needed for Dynatrace’s business and strategy.

The table below reflects some of the top areas of experience, qualifications, and skills indicated by our directors. This table is a summary and does not reflect every experience, qualification or skill that a director may possess.

Capability	Description	Number of Directors
Public Company Board Experience	Experience as a director of another public company	5
CEO/Senior Executive Experience	Experience as a CEO or senior executive at a public company or large organization	7
SaaS Scale Experience	Experience building or growing successful SaaS companies, reaching scale and maturity	8
Product Management	Experience in product strategy, design or development, multi-product management, and/or responsibility for product roadmap	3
Technology	A significant background in leading technology businesses and/or experience leading software development, SaaS, cloud, platform, infrastructure, data, AI, or cyber risk/security	4
Go-to-Market	Experience in sales, digital marketing, branding, channels, or partners	3
Global	Leadership of global operations or global expansion	5
Financial Experience	Experience in financial strategy, accounting, reporting, financing, P&L ownership, mergers and acquisitions, or management	5
Entrepreneurial	Experience founding or growing businesses, directly or through venture capital and private equity work	3
Diversity	Diversity in gender identity or expression, race or ethnicity, or LGBTQ+	2

Diversity

The Board believes that diversity in its membership is important to serving the long-term interests of stockholders. Our Corporate Governance Guidelines state that in identifying and evaluating candidates, the Nominating and Corporate Governance Committee considers diversity (including diversity of gender identity or expression, race, ethnicity, age and sexual orientation) and any other factors the Nominating and Corporate Governance Committee considers appropriate. The Board has demonstrated its commitment to diversity through two of its three most recent director appointments. In March 2021, Kirsten Wolberg, who identifies as a woman, was added to the Board as an independent director. In January 2022, Ambika Kapur, who also identifies as a woman and a person of Asian descent, was added to the Board as an independent director. Ambika recently resigned from the Board in May 2023 to pursue another professional opportunity. Prior to Ambika Kapur’s recent resignation, women comprised 33 1/3% of our Board.

Two of our eight current directors (25%) self-identify as a woman and both have Board leadership positions - the Chair of our Board and the Chair of the Nominating and Corporate Governance Committee, Jill Ward, and the Chair of our Cybersecurity Committee, Kirsten Wolberg.

The Board is also committed to adding a new director who is racially or ethnically diverse by the time of next year’s annual meeting of stockholders to be held in 2024.

Tenure and Age

The following graphs set forth the tenure and age distributions of our directors as of June 30, 2023:

Tenure

0–4 years
6
5–9 years
2
10+ years
0

The average tenure of our directors was approximately 4.4 years.

Age distribution

35–50
2
51–60
4
60+
2

The average age of our directors was approximately 55 years old.

Among other factors, the Board reviews and considers director tenure and age as factors in assessing its ongoing needs, but the Board has not adopted term limits or a mandatory retirement age for individual directors.

Other Relationships

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us.

Seth Boro and Chip Virnig have been designated as nominees for election to our Board by Thoma Bravo, as provided under our charter. For more information, see the section “Corporate Governance – Overview – Director Nomination Rights” below. There is no other arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director. There are no material legal proceedings to which any of our directors or any associate of any such director is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

CORPORATE GOVERNANCE

Overview

Our company’s business and affairs are managed by or under the direction of the Board, acting on behalf of stockholders. The Board has delegated authority and responsibility to our company’s officers to manage the company’s day-to-day affairs. The Board has an oversight role and does not perform or duplicate the tasks of the CEO or senior management.

Our Board currently consists of eight members, seven of whom are non-employee, independent directors. In accordance with the terms of our certificate of incorporation and bylaws, our Board is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Depending on the Board’s assessment of our company’s needs and other factors, the Board reserves the right at any time to increase or decrease its size, subject to any applicable provisions in the company’s charter.

Board Structure

Our Board has four standing committees. The composition and responsibilities of each committee is discussed later in this “Corporate Governance” section. Each committee member is independent.
A copy of the charter for each committee is posted on the governance section of our website, https://ir.dynatrace.com/corporate-governance/governance-documents. In addition, we have adopted Corporate Governance Guidelines that formalize certain fundamental board policies and practices. Both of these documents are posted on the governance section of our website, https://ir.dynatrace.com/corporate-governance/governance-documents.

Independence

Seven of our eight directors are independent.

In July 2023, the Board conducted its annual review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board determined that none of our directors (other than our CEO, Rick McConnell) has any material relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under NYSE listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our Board deemed relevant in determining their independence and eligibility to serve on the committees of our Board, including the transactions involving them described in the section of this Proxy Statement entitled “Certain Relationships and Related Party Transactions.”

Board Leadership Structure

Jill Ward has served as Chair of the Board since 2021. Jill is an independent, non-management director. The Chair is primarily responsible for overseeing the operations and affairs of the Board and acting as a liaison between management and the Board. Currently, the role of Chair is separated from the role of Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chair to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. Our Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chair, particularly as the Board’s oversight responsibilities continue to grow. While our bylaws and our Corporate Governance Guidelines do not require that our Chair and Chief Executive Officer positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and reflects our commitment to strong corporate governance. If the Chair and Chief Executive Officer were to be the same person, the Board may consider appointment of a Lead Independent Director.

Director Nomination Rights

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate. For additional information, please see the section below titled “Our Director Nomination Process”.

We have a relationship with Thoma Bravo, which has made significant equity investments in us. Under our charter, Thoma Bravo has certain director nomination rights based on its beneficial ownership of our outstanding common stock. As of June 30, 2023, Thoma Bravo beneficially owned approximately 17.6% of our common stock and was entitled to nominate two of our eight directors and is not required to comply with the advance notice requirements in our bylaws. Seth Boro and Chip Virnig currently serve on our Board as nominees of Thoma Bravo. Paul Zuber served on our Board as a nominee of Thoma Bravo for part of fiscal 2023. Paul Zuber did not stand for re-election at our 2022 annual meeting of stockholders and retired from the Board on August 24, 2022.

Based on Thoma Bravo’s current beneficial ownership of our company, our charter provides that for so long as Thoma Bravo beneficially owns (i) at least 10% (but less than 20%) of our outstanding shares of common stock, Thoma Bravo will have the right to nominate a number of directors to our Board equal to the lowest whole number that is greater than 20% of the total number of directors (but in no event fewer than one director); and (ii) at least 5% (but less than 10%) of our outstanding shares of common stock, Thoma Bravo will have the right to nominate one director to our Board. If Thoma Bravo’s beneficial ownership were to increase to at least 20% of our outstanding shares of common stock, it would have additional director nomination rights, as set forth in our charter.

Board’s Risk Oversight Role

Risk is inherent to every business. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of our Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The company has a comprehensive enterprise risk management (“ERM”) program to identify, prioritize as to likelihood and magnitude, and continuously monitor the various short-term and long-term risks that Dynatrace faces and how they are being addressed. The full Board (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management the company’s major risk exposures, their potential impact on Dynatrace, and the steps that the company is taking to manage them. When a committee of our Board is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the committee meeting to the full Board. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

While the Board has ultimate risk oversight responsibility, the Board’s committees are primarily responsible for overseeing the following risk areas, among others:

For more information regarding how ESG-related risks are overseen by the Board and its committees, please see the “Environmental, Social and Governance (ESG)” section of this Proxy Statement.

Board Committees

The following table sets forth the current membership of the Board’s four committees as of June 30, 2023.

Name	Audit	Compensation	Cybersecurity	Nominating and Corporate Governance
Seth Boro
Michael Capone		µ	●
Stephen Lifshatz	µ	●
Steve Rowland	●
Kenneth “Chip” Virnig			●	●
Jill Ward	●			µ
Kirsten Wolberg		●	µ

µ = Chair; ● = Member

Audit Committee

The Audit Committee’s responsibilities include:

•assisting the Board in its oversight of the integrity of our financial statements and our compliance with legal and regulatory requirements;
•assisting the Board in its oversight of the qualifications, independence and performance of the Company’s independent auditors, being directly responsible for the appointment, retention and termination of the independent auditors, and overseeing the work of the independent auditors;
•approving or, as required, pre-approving audit and permissible non-audit services, other than de minimis non-audit services, and the terms of such services, to be performed by our independent auditors;
•reviewing and discussing the overall audit plan with the independent auditors and with members of management responsible for preparing the company’s financial statements;
•reviewing and discussing the company’s annual audited financial statements and unaudited quarterly financial statements with the independent auditors and with members of management responsible for preparing the company’s financial statements;

•discussing our earnings releases and financial information and guidance provided to analysts and rating agencies;
•evaluating the performance, responsibilities, budget and staffing of our internal audit function;
•reviewing the company’s ERM framework and major risk exposures, including the company’s ERM processes;
•establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters; and
•reviewing and approving related party transactions.
Our Board has determined that each member of the Audit Committee is independent for Audit Committee purposes as that term is defined in applicable SEC and NYSE rules, and each is financially literate in accordance with NYSE rules.

Our Board has designated Steve Lifshatz as an “Audit Committee Financial Expert,” as defined under applicable SEC rules.

During the fiscal year ended March 31, 2023, the Audit Committee met seven times, made recommendations to the Board during Board meetings, and took other actions through written consent. The report of the Audit Committee is included in this Proxy Statement under “Report of the Audit Committee.” The members of the Audit Committee during our fiscal 2023 were Steve Lifshatz (Chair), Steve Rowland and Jill Ward.

Compensation Committee

The Compensation Committee’s responsibilities include:

•overseeing the company’s overall compensation structure, policies and programs;
•reviewing and approving the terms and conditions of performance-based incentive plans and awards (subject, if applicable, to Board or stockholder approval);
•determining the measures on which performance-based incentive compensation and equity awards are based as well as reviewing and approving the achievement of those metrics and the resulting payouts;
•reviewing and establishing the objectives and performance criteria for the CEO;
•evaluating the performance of our CEO in light of the objectives and performance criteria that were set for the CEO, and determining the compensation of our CEO, in consultation with the Board;
•determining the compensation of other executive officers other than the CEO;
•reviewing and recommending to the Board the compensation of our directors; and
•reviewing and discussing with management, at least on an annual basis, management’s assessment of whether risks arising from the company’s compensation policies, practices and programs for all employees are reasonably likely to have a material adverse effect on the company.
Our Board has determined that each member of the Compensation Committee meets the requirements of a “non-employee director” pursuant to Rule 16b-3 under the Exchange Act and is “independent” for Compensation Committee purposes as that term is defined in the applicable SEC and NYSE rules.

During the fiscal year ended March 31, 2023, the Compensation Committee met six times, made recommendations to the Board during Board meetings, and took other actions through written consent. The members of the Compensation Committee during our fiscal 2023 were Mike Capone (Chair), Steve Lifshatz and Kirsten Wolberg.

Cybersecurity Committee

The Cybersecurity Committee’s responsibilities include:

•managing oversight of our investments, programs, plans, controls and policies related to cybersecurity, data privacy and data protection risks associated with our products, services, and business operations;
•providing feedback on cybersecurity related matters, including, but not limited to, strategies, objectives, capabilities, initiatives, and policies; and
•overseeing other tasks related to our cybersecurity and data privacy functions.
During the fiscal year ended March 31, 2023, the Cybersecurity Committee met four times and made recommendations to the Board during board meetings. The members of the Cybersecurity Committee during our fiscal 2023 were Kirsten Wolberg (Chair), Mike Capone, Kenneth “Chip” Virnig and Paul Zuber.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•identifying, evaluating and recommending qualified persons to serve on our Board;
•considering and making recommendations to our Board regarding the composition and chairs of the committees of our Board;
•developing and making recommendations to our Board regarding corporate governance guidelines and matters and periodically reviewing such guidelines and recommending any changes;
•overseeing annual evaluations of the Board and its committees; and
•providing oversight of the company’s ESG strategy and reporting; reviewing and assessing the company’s policies and practices regarding ESG matters.
Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” for Nominating and Corporate Governance Committee purposes as that term is defined in the rules of the SEC and the applicable NYSE rules.

During the fiscal year ended March 31, 2023, the Nominating and Corporate Governance Committee met four times, made recommendations to the Board during Board meetings, and took other actions through written consent. The members of the Nominating and Corporate Governance Committee during our fiscal 2023 were Jill Ward (Chair and member since August 24, 2022), Ambika Kapur, Kenneth “Chip” Virnig and Paul Zuber (Chair until his retirement from the Board on August 24, 2022).

Our Director Nomination Process

The Nominating and Corporate Governance Committee regularly assesses the qualifications, experience and skills of our current directors and the need for new directors. Related to this, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our Board. During fiscal 2023, our Nominating and Corporate Governance Committee engaged the services of a well known recruiting firm to assist in identifying, obtaining and assessing background information relating to potential candidates.

The Nominating and Corporate Governance Committee uses the following guidelines to identify and evaluate any individual recommended for nomination to the Board:

•The current size and composition of the Board and the needs of the Board and its respective committees;
•Such factors as character, integrity, judgment, diversity (including diversity of gender identity or expression, race, ethnicity, age, and sexual orientation), independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the company’s business and industry, conflicts of interest, and other commitments. The Nominating and Corporate Governance Committee need not assign any particular weight or priority to any one factor; and
•Any other factors that the Nominating and Corporate Governance Committee considers appropriate.
The qualifications that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our Board are as follows:

•High standards of personal and professional ethics and integrity;
•Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
•Skills that are complementary to those of the existing Board;
•The ability to assist and support management and make significant contributions to our success; and

•An understanding of the fiduciary responsibilities required of a director and a commitment to devote the time and energy necessary to perform those responsibilities.
When identifying potential new director nominees, the Nominating and Corporate Governance Committee considers, and requests that any search firm that it engages include in the pool of candidates, qualified candidates with diverse backgrounds, including, but not limited to, women and individuals who are racially or ethnically diverse.

In selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates properly recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described in this Proxy Statement under the heading “Additional Information.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this Proxy Statement under the heading “Additional Information.”

Attendance at Board and Committee Meetings and the Annual Meeting of Stockholders

During fiscal 2023, each member of the Board attended 75% or more of all meetings of the Board and each committee on which they served (during the period that the director served). Our Board met eight times during fiscal 2023.

Directors are responsible for attending the annual meeting of stockholders to the extent practicable. Six of our nine directors serving on the Board at the time attended our 2022 annual meeting.

Board and Committee Self-Assessments

The Board conducts an annual self-assessment to determine whether it and its committees are functioning effectively.

The Board Chair and the Nominating and Corporate Governance Committee initially determine the approach for the self-assessment process. Directors are then asked to evaluate the performance of the Board. Each committee also conducts its own self-assessment. Feedback from this process is reviewed by the Board Chair, who then provides a report to the full Board.

Following completion of the self-assessment process, the Chair and other directors develop appropriate action plans to address the feedback. Directors are also encouraged to provide ongoing feedback during the year outside of the formal self-assessment process.

Director Education

Our Board has a director continuing education program that provides opportunities to learn and stay current as Board members. As part of regularly scheduled Board/committee meetings, the Board periodically receives updates from outside legal counsel, the Compensation Committee’s independent consultant, and the company’s independent auditors. Directors are also informed through periodic updates and presentations provided by Dynatrace management regarding the company’s products, operations, performance and industry.

As part of the Board’s individual director education approach, directors are encouraged to choose from among well-regarded third-party programs and seminars. Fees and reasonable out of pocket expenses are covered by our company and include membership in the National Association of Corporate Directors (NACD).

Newly appointed or elected directors also receive an orientation program in connection with joining the Board.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, nonpublic information or otherwise is not permitted to trade in our securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our officers, directors, employees and certain designated consultants and contractors, including short sales of our securities and the purchase or sale of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership. Any waiver of this policy requires the approval of our Audit Committee. To date, no such requests have been made or approved.

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, and subject to compliance with the terms of our insider trading policy.

Environmental, Social and Governance (ESG)

We are committed to making a positive global impact. For additional information about our ESG practices and how the Board and its committees oversee ESG, please see the “Environmental, Social and Governance (ESG)” section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or Compensation Committee. The current members of the Compensation Committee are Michael Capone, Stephen Lifshatz and Kirsten Wolberg.

Communications with the Board

Any interested party may contact our Board (or our non-management or independent directors as a group, or any individual directors) by writing to the attention of the Board as a whole or to one or more individual directors by name, by e-mail at corporatesecretary@dynatrace.com or by mail: Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, Massachusetts 02451, United States, Attn: Secretary. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

We will forward such communication to each director to whom such communication is addressed, and to the Chair of the Board in his or her capacity as representative of the Board. Our Secretary will review these communications and reserves the right not to forward communications if they are deemed inappropriate, consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of the company, solicitations, advertisements, surveys, “junk” mail or mass mailings.

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by Dynatrace regarding accounting, internal accounting controls, audit matters, fraud, financial misconduct or potential violations of our Code of Business Conduct and Ethics, including the confidential, anonymous submission by employees of concerns regarding such matters. Dynatrace has established a reporting portal at www.dynatrace.com/ethics/ for reporting such concerns online or by telephone to +1 800-493-0611 (toll free in the United States) or the other numbers listed on the portal. A complaining party may also submit a confidential report to the Audit Committee by sending a letter c/o Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, Massachusetts 02451; Attention: Audit Committee Chair.

Director Stock Ownership Guidelines

Our non-employee directors are subject to stock ownership guidelines to further align their interests with those of our stockholders. Under the guidelines, our directors are required to hold common stock valued at a multiple of five times their current annual cash retainer fee for regular Board service (which excludes any supplemental annual cash retainers payable for Board or committee service) within five years of joining the Board. Compliance with this requirement will be determined on an annual basis on the last day of each fiscal year beginning on March 31, 2027.

For purposes of the guidelines, stock ownership only includes shares of common stock that a director either owns directly or otherwise beneficially owns and does not include shares of common stock underlying unvested RSUs and other unvested, unsettled and/or unexercised equity awards.

Director Compensation

Approach and philosophy

Our non-employee director compensation policy, as described below, is designed to ensure that the compensation of non-employee directors aligns the directors’ interests with the long-term interests of the stockholders, that the structure of the compensation is simple, transparent and easy for stockholders to understand, and that our directors are fairly compensated. This policy is also intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors. Under our non-employee director compensation policy, employee directors do not receive additional compensation for their services as directors. Rick McConnell is the only employee director on the Board.

Components of our non-employee director compensation policy
Cash retainers are paid in quarterly installments and may be pro-rated based on the number of actual days served by the director during the calendar quarter.

The Compensation Committee has discretion to pro-rate the first annual equity award for a director who joins the Board within six months of the next annual meeting of stockholders, based on the number of months served rounded up to the nearest month. Vesting of any equity award ceases if a director resigns from our Board or otherwise ceases to serve as a director, unless the Board determines that circumstances warrant continuation of vesting. In addition, all equity awards will become 100% vested and exercisable in the event of change in control of our company (as defined in the non-employee director compensation policy as a “Sale Event”, which is defined in our 2019 Equity Incentive Plan).

Committee members receive the following additional annual retainers due to the workload and broad-based responsibilities of the committees:

Committee	Member Annual Fee	Chair Annual Fee
Audit Committee	$10,000	$20,000
Compensation Committee	$ 7,500	$15,000
Nominating and Corporate Governance Committee	$ 5,000	$10,000
Cybersecurity Committee	$ 5,000	$10,000

In setting director compensation for fiscal 2023, the Compensation Committee reviewed benchmarking information provided by the committee’s independent compensation consultant related to director compensation paid by the same peer group utilized for executive compensation benchmarking purposes. That peer group is discussed later in this Proxy Statement.

The amount of the Chair’s additional annual retainer was increased from $35,000 to $50,000 effective as of the start of our fiscal 2024 on April 1, 2023 in light of the Chair’s responsibilities and a market review.

Director Compensation – Fiscal 2023

The table below presents the total compensation for each person who served as a non-employee director during fiscal 2023. During fiscal 2023, Rick McConnell, our current CEO, was a member of our Board and received no additional compensation for his service as a director. Please see the “Executive Compensation” section for more information about Rick McConnell’s compensation for fiscal 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Award ($)(1)	Total ($)
Seth Boro(2)	35,000	200,334	235,334
Michael Capone	55,000	200,334	255,334
Ambika Kapur(3)	40,000	200,334	240,334
Stephen Lifshatz	62,500	200,334	262,834
Steve Rowland	45,000	200,334	245,334
Kenneth “Chip” Virnig(2)	45,000	200,334	245,334
Jill Ward(4)	86,033	200,334	286,367
Kirsten Wolberg	52,500	200,334	252,834
Paul Zuber(2)(5)	17,976	-	17,976

(1)The amounts represent the aggregate grant date fair value of RSUs granted to our directors during fiscal 2023, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in note 12 to our audited consolidated financial statements included in our 2023 Annual Report. On August 24, 2022 (the date of our 2022 annual meeting of stockholders), each non-employee director serving and re-elected as of that date received an annual equity award of 5,190 RSUs that vest on the earlier of the one year anniversary of the grant or the date of the Annual Meeting. As of March 31, 2023, our non-employee directors held the following amounts of unvested RSUs: Seth Boro – 5,190; Michael Capone – 8,315; Ambika Kapur – 11,317; Stephen Lifshatz – 8,315; Steve Rowland – 9,502; Kenneth “Chip” Virnig – 5,190; Jill Ward – 7,582; and Kirsten Wolberg – 8,890.
(2)Seth Boro and Kenneth “Chip” Virnig are representatives of Thoma Bravo and the Thoma Bravo Funds (which are described further in the “Principal Stockholders” section of this Proxy Statement). Paul Zuber (a former director) is an operating partner of Thoma Bravo.
(3)Ambika Kapur resigned from the Board on May 26, 2023.
(4)Jill Ward was appointed to the Nominating and Corporate Governance Committee (as Chair and a member) on August 24, 2022. She received pro-rated retainers for the days that she served during fiscal 2023.
(5)Paul Zuber did not stand for re-election to the Board at our annual meeting of stockholders held on August 24, 2022. He was Chair of the Nominating and Corporate Governance Committee during part of fiscal 2023 through his retirement date from the Board. He received a pro-rated retainer for the days that he served during fiscal 2023.
Directors are also reimbursed for reasonable travel and other out-of-pocket expenses attending Board and committee meetings and otherwise directly related to their service as directors.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

Overview
We believe advancing and strengthening our ESG strategy are paramount to our success and our responsibility as a global company. Our ESG strategy focuses on areas where we can make our business and the communities in which we operate more equitable and sustainable.

In 2022, we partnered with an external consulting firm to conduct our first materiality assessment (which is available on the Dynatrace website). This exercise enabled us to identify the ESG risks and opportunities that we believe are of highest priority to both our business and our stakeholders. As part of this process, we gathered detailed feedback from a broad range of internal and external stakeholders, which has guided our ESG strategy.

We subsequently built on that foundation. Since our 2022 ESG materiality update, we gathered additional stakeholder feedback, updated our materiality assessment, and recalibrated our ESG initiatives under the three key pillars noted below. Later this quarter, we plan to issue our inaugural Global Impact Report, which will be available on the Dynatrace website. Our Global Impact Report will discuss our three key ESG pillars in more detail.
Our three key ESG pillars
Sustaining our environment

Dynatrace is committed to helping protect the environment as we manage our business. Our 2022 materiality assessment process helped us to identify our environmental priorities, which include minimizing our carbon footprint, prioritizing the use of clean energy, and adopting operationally sustainable practices in our workplaces.

Minimizing our carbon footprint - We believe that initiatives to reduce the carbon footprint of our operations not only help sustain our planet, but also help our customers who are looking to measure and reduce their own carbon footprints and those of their supply chains. Our Global Impact Report will include our first publicly disclosed greenhouse gas (GHG) emissions data that we plan to measure against as we seek to reduce our carbon footprint.

Prioritizing the use of clean energy - Several of our office locations, including our Waltham, Massachusetts headquarters, are powered by 100% renewable energy. All of our office space is leased, and in retaining office space we prioritize space in LEED certified buildings or a local equivalent.

Adopting operationally sustainable practices in our workplaces - We strive to reuse or recycle our corporate IT equipment (computers, phones, etc.) across all our global office locations and follow international guidelines for the disposal of electronic waste. Asset recycling is completed through a third-party vendor which has represented to us that its asset recovery services follow all local guidelines for asset disposal and data destruction.

People, culture and community

Our company’s vitality comes from the talent, enthusiasm, and innovative spirit of our employees (who we call “Dynatracers”) across the more than 30 countries where we operate. In fiscal 2023, we identified and implemented new and better ways to transform our people, culture, and community initiatives as Dynatrace expands its global footprint and continues to focus on long-term growth. Our Chief Executive Officer, Chief People Officer, and other leaders discuss various human capital-related topics with our Board of Directors throughout the year.

As part of our human capital management strategy, we have prioritized a number of initiatives, which include: (1) strengthening our approach to diversity, equity, inclusion and belonging (“DEIB”); (2) working to optimize the Dynatrace workplace experience; and (3) building out our learning and development program to help provide each Dynatracer with tools and pathways to progress in their role. We also believe that our employees should have a strong work/life balance, be able to save for their future, and give back to the communities in which we work and live.

Dynatrace continues to be recognized as an employer of choice, earning awards around the globe in the last two years. In 2023, we won four of Comparably’s workplace awards - Best Company Outlook,  Best Global Culture, Best Company Leadership, and Best CEOs for Diversity. In 2022, we were also listed in Comparably’s Best Places to Work in Boston and named a Trend Top Employer in Austria, where we maintain a large R&D presence.

As of March 31, 2023, we had 4,238 full-time, part-time and temporary employees, approximately 66% of whom were located outside of the United States.

Strengthening our approach to DEIB - People, culture, and community initiatives focused on improving our DEIB efforts help us build a more inclusive and supportive culture. At Dynatrace, we respect and value all of our diverse backgrounds, identities, and perspectives. Integral to our DEIB program are our employee resource groups (“ERGs”) or “Dynaspaces.” These groups enable employees with shared values, experiences, or identities to collectively raise key topics and priorities to the company’s management team, build community, and provide mentorship. Our current Dynaspaces are Dynaspace for Black Employees, Dynaspace for LGBTQ+ Employees, Dynaspace for People of Color, Dynaspace para Latinos, Dynaspace for Veterans, and Dynaspace for Women. As of March 31, 2023, women represented 25% of our global employee population and 26% of our U.S. employees were from diverse racial and ethnic backgrounds.

Optimizing the Dynatrace workplace experience - In fiscal 2023, we conducted a detailed discovery initiative to better understand the global employee experience. The findings from these assessments highlighted a number of strengths and also provided focus areas for future refinements. We designed the Dynatrace Work Model, which has hybrid and remote options, to support increased connection and collaboration, driving cultural vibrancy and supporting innovation, all while enabling a flexible work approach. We continually evaluate this model to ensure we best balance these objectives.

Building out our learning and development program - At Dynatrace, we embrace a culture of continuous learning. We offer employees a comprehensive, global, and scalable learning solution that includes access to thousands of online courses for every role and level. Employees can also use Dynatrace University to develop skills to monitor, manage, and analyze Dynatrace customer environments. We require Dynatracers to complete a set of mandatory training courses each year. We also reimburse employees for certain educational expenses, including tuition, conferences, training, and books.

Wellness – We value the health and well-being of our employees. As part of our focus in this area beyond the Dynatrace Work Model (discussed above), we provide employees with quarterly, company-designated Wellness Days to disconnect from work and recharge. Our mental health resources include access to an employee assistance program and we also provide employees with financial wellness tools.

Saving for the future: compensation and benefits - Our compensation program is designed to attract, reward, and retain talented individuals who possess the skills necessary to support our business, contribute to our strategic goals, and create long-term value for our stockholders. We provide employees with industry-competitive compensation and benefits, including retirement savings programs, the opportunity to invest in Dynatrace at a discount through our Employee Stock Purchase Plan (“ESPP”), and medical, dental, vision, and life and disability plans. Our benefits vary around the world due to local country regulations and cultural preferences.

Community service and volunteering - Community service and volunteering allow us to share our skills, passion, and resources to help benefit others, whether they are underprivileged members of society or underrepresented communities in the technology space. Through our program, Dynatracers can engage in paid time off to volunteer with charitable organizations that they are passionate about.

Governance and ethics

Governance and ethics are foundational to our ESG programs and in supporting our company mission, purpose and vision. We believe our practices help us earn and maintain the trust of our stockholders, customers and other stakeholders. Our focuses in this area include board and corporate governance, ESG oversight, data protection and security, and ethics and compliance.

Board and corporate governance - As described in this Proxy Statement, our company’s business and affairs are managed by or under the direction of the Board, acting on behalf of stockholders. For detailed information about our Board and corporate governance practices, please see the “Proposal No. 1 – Election of Class I Directors” and “Corporate Governance” sections of this Proxy Statement.

In addition, as part of our governance practices, we actively engage with our stockholders each year on a wide range of topics, including our financial and operating performance, corporate/growth strategy, corporate governance policies and practices, executive compensation policies and practices, DEIB goals and other ESG matters. Feedback received is discussed by the Board or, as applicable, the Nominating and Corporate Governance Committee or Compensation Committee. Recent examples of our responses to stockholder feedback include:

•Incorporation of a board skills matrix in our proxy statement for the first time. The matrix reflects key skills, experiences, qualifications and diversity of our Board and is used by our Board to help evaluate Board composition;
•More disclosure of our Board director nominee process. As an example, our process includes a request from our Nominating and Corporate Governance Committee to search firms that they include qualified candidates with diverse backgrounds, such as (but not limited to) women and individuals who are racially or ethnically diverse; and
•Modification to the structure of our executive compensation program to remove the duplication of ARR as a financial performance metric in our long and short-term incentive awards for fiscal 2024. Please see the "Compensation Discussion and Analysis" section of this Proxy Statement for more information.
During our fiscal 2023, ESG-related discussions with our largest stockholders were primarily led by our Investor Relations team and periodically included the CFO and our Board Chair (who is also the Chair of the Board’s Nominating and Corporate Governance Committee). In fiscal 2023, we proactively reached out to 20 of our top institutional stockholders and subsequently held meetings with stockholders representing over 68% of our outstanding common stock (39% excluding Thoma Bravo), based on ownership at the time of outreach.
ESG oversight - ESG at Dynatrace is overseen by management as well as by the Board.

We have a cross-functional ESG Executive Steering Committee that guides our approach and drives our initiatives. This committee reports on our progress to the Dynatrace Leadership Team (which is led by our CEO), ensuring alignment of our ESG strategy to our core business goals.
The Board's Nominating and Corporate Governance Committee provides primary oversight for our ESG strategy, policies, practices, and related disclosures. The table below shows how the top tier ESG topics from our latest materiality assessment are overseen by the Board and three of its committees:

	Board	Audit	Cybersecurity	Nominating and Corporate Governance
ESG strategy, reporting, policies and practices				✓
Board structure and composition				✓
Data privacy and security	✓		✓
Employee diversity	✓
Employee training and development	✓
Ethics and compliance	✓	✓	✓
Talent attraction and retention	✓
Workplace culture	✓

Data protection, privacy and security - Our customers trust us to help them innovate and operate more efficiently. Integral to this trust is our ability to help keep their data safe and in alignment with data protection and privacy legislation and standards around the globe. As data protection and privacy regulations evolve to match the changing technology landscape and increasingly complex international data flows, we continue to invest in features for our Dynatrace platform to align our technology. Our comprehensive data protection and privacy strategy is overseen by our Privacy Office comprised of a cross functional team of product, legal and privacy professionals.

Data security is also an integral aspect of our platform and business, and we invest significant resources to manage this area. We have robust administrative, technical, and physical security measures in place, as well as policies and procedures to contractually require third parties to whom we transfer data to implement and maintain appropriate security measures. We proactively employ multiple methods at different layers of our systems to help defend against intrusion and attack, and to protect our data. Our Chief Information Security Officer's team oversees our data security strategy and the management and implementation of data security measures.

Maintaining our high standards for data protection, privacy and data security requires engagement across Dynatrace. All of our employees and contractors must complete departmental and, in some instances, role-specific data protection, privacy and security awareness training at their time of hire and at least annually thereafter.

As discussed in the "Corporate Governance" section of this Proxy Statement, the Board has a Cybersecurity Committee that, among other things, provides data protection, privacy and security-related oversight.

Ethics and compliance - We have adopted a written Code of Business Conduct and Ethics (the “Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, and persons performing similar functions. We intend to disclose any amendment or waiver of a provision of our Code that applies to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, by posting such information on our website available at https://ir.dynatrace.com and/or in our public filings with the SEC. To date, there have been no waivers granted under our Code.

We also have a human rights policy and a supplier code of conduct. The Code and these other policies are available at www.dynatrace.com/company/sustainability/.

We expect and encourage employees to ask questions, seek guidance, and report potential violations of our Code and other policies. Employees can raise ethical and compliance questions through many channels, including with their manager or other leaders, our People & Culture team, the General Counsel, or through a dedicated e-mail address. We also maintain a “Speak Up” portal accessible to employees and third parties. Concerns can be reported 24/7 online or by telephone. Reports are confidential, and can be made anonymously as local laws permit.

Looking ahead

We are focused on making continuous progress in our ESG programs. We look forward to sharing our inaugural Global Impact Report later this quarter and providing future updates to our stockholders and other stakeholders.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS DYNATRACE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING MARCH 31, 2024

Our Current Independent Registered Public Accounting Firm

Our independent registered public accounting firm for the fiscal year ending March 31, 2023 was Ernst & Young LLP ("EY"). The Audit Committee has appointed EY as our independent registered public accounting firm to perform the audit of our consolidated financial statements, including internal controls over financial reporting, for the fiscal year ending March 31, 2024. We are asking our stockholders to ratify this appointment.

The Audit Committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending March 31, 2024. Stockholder approval is not required to appoint EY as our independent registered public accounting firm. However, the Board believes that submitting the appointment of EY to the stockholders for ratification is good corporate governance. A majority of the votes properly cast is required in order to ratify the appointment of EY. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain EY. If the selection of EY is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

A representative of EY is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Fiscal 2023 Change in Independent Registered Public Accounting Firm

On June 3, 2022, we disclosed in a Form 8-K filed with the SEC that the Audit Committee (1) dismissed BDO USA, LLP ("BDO") as our independent registered public accounting firm effective as of May 31, 2022; and (2) approved the appointment of EY as our new independent registered public accounting firm, subject to completion of EY’s standard client acceptance procedures and execution of an engagement letter. The engagement of EY became effective on June 30, 2022. BDO had served as our company's independent registered public accounting firm from 2015 through the period ended March 31, 2022.

BDO’s reports on our company’s financial statements for the fiscal years ended March 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended March 31, 2022 and 2021 and the subsequent interim period through May 31, 2022, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods.

During the fiscal years ended March 31, 2022 and 2021 and the subsequent interim period through May 31, 2022, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed, we reported that there was a material weakness in our internal control over financial reporting for the periods ended March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020. In preparing the global tax provision for those prior periods, the company determined it did not maintain effective internal controls over accounting for income taxes in connection with the preparation and review of the company’s global tax provision, and particularly in the area of realizability of tax attributes such as foreign tax credits and other domestic deferred tax assets. During the fiscal year ended March 31, 2021, management implemented a remediation plan that included: (1) hiring tax specialists to assist in the preparation of the company’s tax provision as needed, (2) enhancing the company’s documentation and management review of tax balances, and (3) implementing changes and improvements in the company’s internal control over financial reporting environment. This material weakness did not result in a misstatement of the company’s financial statements and was remediated as of March 31, 2021. This reportable event was discussed among the company’s management, the Audit Committee, our Board and BDO. BDO has been authorized by the company to respond fully to the inquiries of EY, the successor accountant, concerning this reportable event.

During the fiscal years ended March 31, 2022 and 2021 and the subsequent interim period through May 31, 2022, neither our company nor anyone acting on its behalf consulted EY regarding the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on Dynatrace’s financial statements or any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

BDO has furnished our company with a letter addressed to the SEC stating that it agrees with the above statements, a copy of which is filed as Exhibit 16.1 to our Form 8-K filed with the SEC on June 3, 2022.

Fees Paid to Our Current and Former Independent Registered Public Accounting Firm

As noted above, EY served as our independent registered public accounting firm for the fiscal year ended March 31, 2023 and BDO served as our independent registered accounting firm for the fiscal year ended March 31, 2022 and during part of fiscal 2023 for the period of April 1, 2022 through May 31, 2022.

The following table sets forth fees incurred for professional services provided by EY for audit, audit-related, tax and other services.

Fee Category	Fiscal 2023	Fiscal 2022
Audit fees (1)	$3,116,000	-
Audit-related fees (2)	-	-
Tax fees (3)	$2,467,000	-
All other fees	-	-
Total fees	$5,583,000	-

The following table sets forth fees incurred for professional services provided by BDO in fiscal 2022 for audit, audit-related, tax and other services.

Fee Category	Fiscal 2022
Audit fees (1)	$2,573,423
Audit-related fees (2)	$15,530
Tax fees (3)	$35,656
All other fees	-
Total fees	$2,624,609

(1)Audit fees consist of fees for professional services performed for the audit of our annual consolidated financial statements, audit of our internal controls over financial reporting, the required review of quarterly condensed consolidated financial statements, international statutory audits, audit services performed in connection with the issuance of comfort letters and consents and other services that are normally provided by the independent registered accounting firm in connection with statutory and regulatory filings or engagements, including SEC registration statements associated with offerings.
(2) Audit-related fees consist of fees for due diligence in connection with acquisitions and divestitures, employee benefit plan audits and attest services related to financial reporting that are not required by statute or regulation.
(3)    Tax fees consist of fees for all professional services performed by professional staff in our independent registered accounting firm’s tax division, except those services related to the audit of our consolidated financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

Audit Committee Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below, except for services for which the aggregate cost is below a specified de minimis dollar amount.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During fiscal 2023 and fiscal 2022, no services were provided to us by EY or BDO other than in accordance with the pre-approval policies and procedures described above.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against the proposal. Abstentions and broker non-votes will have no effect on this proposal. However, we expect there will be no broker non-votes on this proposal since brokers have discretionary voting authority with respect to this proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS DYNATRACE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2024.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the Board comprised solely of financially literate independent directors as required by the listing standards of the New York Stock Exchange and the rules and regulations of the SEC. The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of our financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements; (2) the qualifications, independence, and performance of our independent registered public accounting firm; (3) the performance of our internal audit function; and (4) other matters as set forth in the charter of the Audit Committee approved by the Board.

Management is responsible for the preparation of our financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes as more specifically set forth in its charter.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm our audited consolidated financial statements for the fiscal year ended March 31, 2023. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 that was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF DYNATRACE, INC.

Stephen Lifshatz, Chair
Steve Rowland
Jill Ward

The information contained in this report shall not be deemed to be (1) “soliciting material”; (2) “filed” with the SEC; (3) subject to Regulations 14A or 14C of the Exchange Act; or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except to the extent that we specifically incorporate it by reference into such filing. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

PROPOSAL NO. 3

NON-BINDING, ADVISORY VOTE TO APPROVE
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, not less frequently than once every three years, the compensation of our named executive officers as disclosed in our annual proxy statement in accordance with the compensation disclosure rules of the SEC.

As described in detail in the section “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation program is designed to reward our named executive officers for the achievement of short-term and long-term financial, operational, and strategic goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

Stockholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement, which discuss how our executive compensation policies and practices implement our compensation philosophy, and contain tabular information and narrative discussion about the compensation of our named executive officers. Our Board and the Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

The vote on this resolution is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on us, our Board, or the Compensation Committee. Although non-binding, our Board and the Compensation Committee place a very high value on the opinions that stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

At our 2021 annual meeting of stockholders, our stockholders voted on a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our named executive officers. More than 99% of the votes cast on the frequency proposal were cast in favor of holding a non-binding, advisory vote on the compensation of our named executive officers annually, which was consistent with the recommendation of our Board. Our Board considered the voting results with respect to the frequency proposal and other factors, and the Board currently intends for the company to hold a non-binding, advisory vote on the compensation of our named executive officers every year until the next required advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of our named executive officers, which vote is required at least every six years.

Accordingly, we are asking our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Dynatrace, Inc. approve, on a non-binding, advisory basis, the compensation of the company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against the proposal. Abstentions and broker non-votes will have no effect on this proposal. As noted above, the vote is advisory, which means that the vote is not binding on the company, our Board, or the Compensation Committee.

OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF, ON A NON-BINDING AND ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS

The following table identifies our executive officers, their positions at Dynatrace, and their ages as of June 30, 2023.

Name	Position	Age
Rick McConnell	Chief Executive Officer and Director	57
James Benson	Senior Vice President, Chief Financial Officer and Treasurer	56
Steve Pace	Senior Vice President, Chief Revenue Officer	63
Bernd Greifeneder	Senior Vice President, Chief Technology Officer	51
Matthias Dollentz-Scharer	Senior Vice President, Chief Customer Officer	49

Rick McConnell has served as our Chief Executive Officer and a director since December 2021. Please see the “Proposal No. 1 - Election of Class I Directors” section of this Proxy Statement for Rick’s biography.

James Benson has served as our Senior Vice President, Chief Financial Officer and Treasurer since November 2022. Prior to joining Dynatrace, Jim served as Executive Vice President and Chief Financial Officer of Akamai Technologies (NASDAQ: AKAM) from 2012 through February 2020 and served as Akamai’s Senior Vice President. Finance, from 2009 to 2012. Prior to joining Akamai, he served in a variety of finance roles at Hewlett-Packard, or HP (NYSE: HPQ) for approximately 20 years, including as Vice President, Finance/Operations & CFO – Americas Technology Solutions Group. Jim served on the Board of Directors of publicly traded Temenos AG (SIX: TEMN), a software provider, from May 2021 to May 2023. Jim is a director of several other private companies. Jim holds a B.S. in Finance from Bentley University and an M.B.A. from Clark University.

Stephen J. Pace served as our Senior Vice President, Chief Revenue Officer from November 2021 until July 5, 2023 and served as our Senior Vice President, Global Sales from March 2016 to November 2021. Steve stepped down as our Senior Vice President, Chief Revenue Officer in connection with the commencement of employment of the company’s new Chief Revenue Officer on July 5, 2023. Steve plans to retire from the company on October 4, 2023. Prior to joining our company, Steve was the Senior Vice President, Global Sales for Raytheon Cyber Products, Inc., a subsidiary of Raytheon Company (NYSE: RTN), from January 2014 until February 2016. Prior to his role at Raytheon, Steve was Executive Vice President of Global Sales and Advisory Board Member at Rapid Focus Security, Inc. (d/b/a Pwnie Express), from January 2013 until January 2014 and he remained an advisor to the company until November 2019. He has also held various North American and Global Sales and Marketing roles with Seagate Software (acquired by Veritas), GeoTrust (acquired by Verisign), NaviSite (acquired by Time Warner), and IBM (NYSE: IBM). Steve holds a B.S. in Electrical Engineering from Pennsylvania State University and has been an Advisory Board member since 2008 in the College of Information Science and Technology at Pennsylvania State University.

Bernd Greifeneder has served as our Senior Vice President, Chief Technology Officer since December 2014. Bernd co-founded dynaTrace Software GmbH in 2005, where he was the Chief Executive Officer until 2008, and the Chief Technology Officer until December 2014. Prior to this, Bernd held a variety of roles at Segue Software Inc. from January 1998 to February 2005, including Project Lead, Chief Technology Officer of Global Technologies and Chief Software Architect. Bernd holds a B.S. in Computer Science and an M.S. in Computer Science from Johannes Kepler Universität Linz, Austria.

Matthias Dollentz-Scharer has served as our Senior Vice President, Chief Customer Officer since July 2022. Prior to this, Matthias was our Senior Vice President, Business Operations from June 2018 to July 2022 and our Vice President, Business Operations from July 2016 to June 2018. He joined Dynatrace in 2014 as a General Manager. Prior to joining our company, Matthias was a Managing Director and General Manager at Planon from July 2008 to July 2014. Matthias holds a Master’s degree in Business from the University of Linz in Austria.

New Executive Officer as of July 5, 2023

On July 5, 2023, Dan Zugelder, 55, joined Dynatrace as our new Senior Vice President, Chief Revenue Officer, in connection with Steve Pace’s planned retirement from the company. Steve Pace will stay on with our company in an advisory capacity through October 4, 2023 and provide such transition assistance as the company’s Chief Executive Officer or new Chief Revenue Officer may reasonably request.

Dan Zugelder was Senior Vice President and General Manager, Americas, at VMware (NYSE: VMW) from November 2020 through June 2023. Dan joined VMware as Senior Vice President, Global Accounts in August 2018. Prior to VMware, he worked for 18 years at Dell EMC, where he held several key sales management positions, most recently serving as Senior Vice President, Global Accounts. Before joining Dell EMC, he spent 10 years at ADP in various sales and sales leadership roles. Dan attended Buffalo State University.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer. There are no material legal proceedings to which any of our executive officers or any associate of any such executive officer is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section describes our executive compensation program and explains our compensation principles and each component of compensation paid to our named executive officers.

Named Executive Officers

Our named executive officers for the fiscal year ended March 31, 2023 are:

Name	Position as of March 31, 2023
Rick McConnell	Chief Executive Officer and Director
Jim Benson	Senior Vice President, Chief Financial Officer and Treasurer
Steve Pace	Senior Vice President, Chief Revenue Officer
Bernd Greifeneder	Senior Vice President, Chief Technology Officer
Matthias Dollentz-Scharer	Senior Vice President, Chief Customer Officer
Kevin Burns	Former Senior Vice President, Chief Financial Officer and Treasurer

In November 2022, Jim Benson became our new Chief Financial Officer upon Kevin Burns’ resignation as our Chief Financial Officer as part of a transition that had been announced earlier in the year. Kevin remained at our company until December 31, 2022 to ensure a smooth transition of his duties.

In July 2022, Matthias Dollentz-Scharer was promoted to Senior Vice President, Chief Customer Officer when we combined our Services and Business Insights teams. Matthias was previously our Senior Vice President, Business Operations. As part of his substantially increased scope in role, Matthias became an executive officer of our company in connection with his promotion.

In June 2023, Steve Pace announced his intention to retire from the company. Dan Zugelder, our new Senior Vice President, Chief Revenue Officer, joined Dynatrace on July 5, 2023. Steve will continue to provide services to our company and provide transition assistance through October 4, 2023.

The following discussion should be read together with the compensation tables and related disclosures set forth below.

Executive Summary

Business Overview

Dynatrace offers a unified observability and security platform with analytics and automation at its core, purpose-built for dynamic, hybrid, multicloud environments. Our comprehensive solutions help global organizations simplify cloud complexity, innovate faster, and do more with less in the modern cloud.

Financial and Business Performance Highlights – Fiscal 2023

We delivered strong fiscal 2023 financial results in a dynamic macroeconomic environment, demonstrating the durability of our business model.

•We grew annual recurring revenue ("ARR") to nearly $1.25 billion as of March 31, 2023 and total revenue for fiscal 2023 was nearly $1.16 billion. For the full year ended March 31, 2023, adjusted ARR growth and subscription revenue growth were each 29% on a constant currency basis;
•For the full year ended March 31, 2023, we reported GAAP operating income of $93 million and non-GAAP operating income of $292 million;
•As of March 31, 2023, we had approximately $555 million of cash and cash equivalents and no long-term debt; and
•Dynatrace® customers increased to more than 3,600 as of March 31, 2023 from approximately 3,300 as of March 31, 2022.

Executive Compensation Program Highlights – Fiscal 2023

Highlights of our fiscal 2023 executive compensation program included the following:

•Competitive Base Salaries: After evaluating the competitive positioning of our named executive officers’ base salaries in the context of our overall compensation philosophy, the Compensation Committee approved base salary increases between approximately 3.3% and 9.4% for fiscal 2023.

•Challenging Annual Incentive Goals: Our named executive officers were eligible to earn an annual incentive based on our level of achievement of rigorous corporate financial goals for the year. Based on our strong growth and profitability for the year, our executives earned 106.44% of their target annual incentives.

•Performance-Based Restricted Stock Units or PSUs: In fiscal 2023, PSUs continued to be a component of the long-term incentive compensation of our named executive officers. PSUs granted in fiscal 2023 represented 50% of the target equity value awarded to named executive officers and were eligible to be earned based on achievement of ARR and Non-GAAP Operating Income goals for fiscal 2023. PSUs granted in fiscal 2023 were also earned at approximately 106.44% of target and vest over three years from the grant date. For fiscal 2023 equity awards, the Compensation Committee shortened the vesting schedule of annual equity awards from four years to three years to better align with certain market trends and practices and to increase the competitiveness of the company’s equity awards.

Recent Executive Compensation Developments – Fiscal 2024

For fiscal 2024 annual short-term incentive awards for our named executive officers, the Compensation Committee decided to change the weighting of the two applicable financial performance metrics (ARR and Non-GAAP Operating Income) from a 60%/40% split to a 50%/50% split. The Compensation Committee also decided to introduce revenue as a new financial performance metric for PSUs granted as part of fiscal 2024 long-term incentive awards. PSUs granted in fiscal 2024 are weighted 50% on revenue and 50% on Non-GAAP Operating Income. The Compensation Committee continued to include time-based RSUs as part of long-term incentive awards to balance the award mix.

Overview of Executive Compensation Program

Our executive compensation program philosophy is to:
We provide our named executive officers with a significant portion of their compensation through cash incentive compensation determined based upon the achievement of financial performance metrics, as well as through equity compensation, more than half of which is also determined based upon achievement of those metrics. These two elements of executive compensation are aligned with the interests of our stockholders because the amount of compensation ultimately received will be directly related to our financial and operational performance. Equity compensation derives its value from the appreciation of shares of our common stock, which in the future is likely to fluctuate based on our financial and operational performance.

Approximately 95% of our Chief Executive Officer’s target fiscal 2023 compensation was provided through short-term and long-term incentive awards. An average of approximately 89% of the target fiscal 2023 compensation for three of our other named executive officers who were employed with our company for all of fiscal 2023 (Steve Pace, Bernd Greifeneder and Matthias Dollentz-Scharer) was provided through short-term and long-term incentive awards.

CEO
Target Fiscal Year 2023 Compensation

5%
95%
Base Salary
Incentive Awards

Other NEO[1]
Target Fiscal Year 2023 Compensation

11%
89%
Base Salary
Incentive Awards

Executive Compensation Objectives and Design

The compensation of our named executive officers in fiscal 2023 consisted of the following components. We describe each of these components later in this section.

Component	Purpose	Features	Type	Form
Base salary	Provides a fair and competitive base level of compensation for services rendered.	Fixed annual salary targeted at or above the 50th percentile of our peer group.	Fixed	Cash
Annual short-term incentive award	Motivates and rewards for achievements relative to our goals and expectations for each fiscal year.	Bonus payment of a targeted amount contingent on achievement of corporate financial results, with payout on a sliding scale depending on over or under-achievement of corporate financial results.	Performance-based	Cash
Long-term incentive awards	Aligns executives’ interests with those of our stockholders and provides an incentive for our executives to remain with us.	Grants of restricted stock units, which are comprised of RSUs and PSUs vesting over three years (for annual awards) or four years (for sign-on equity awards). PSUs awarded in fiscal 2023 represented 50% of the target value of annual equity awards and could be earned on a sliding scale from 0% up to 150% of target based on the company’s level of achievement of challenging financial goals.	Performance and time-based	Equity
Other benefits	Provides market-competitive benefits to enable our executives to maintain their health and welfare, and to save for their retirement.	Benefit plans such as medical, dental, and life and disability insurance plans; 401(k) and similar plans. We do not provide material executive perquisites or supplemental executive benefits.		Various

On an annual basis, with support from Compensia, the Compensation Committee undertakes a comprehensive review of our approach to executive compensation. This review incorporates market perspectives from our peer group companies as well as consideration given to our compensation objectives and desired emphasis on variable, at-risk compensation.

The Compensation Committee will continue to monitor our programs in the context of evolving market practice and our compensation objectives to ensure that we continue to attract, motivate and retain talented executives who can support our growth and long-term stockholder value creation.

In addition to our direct compensation elements, the following features of our compensation program are designed to align our executive team with stockholder interests and with market best practices:

	What We Do		What We Don’t Do
✓	Deliver executive compensation primarily through performance-based pay that is challenging, yet achievable, with fixed caps	×	No hedging or pledging of equity
✓	Target pay based on market norms	×	No excessive perquisites
✓	Maintain an industry-specific peer group for benchmarking pay	×	No supplemental executive retirement plans
✓	Offer market-competitive benefits for executives that are consistent with the rest of our employees	×	No tax gross-up payments for any change in control payments
✓	Maintain a clawback policy	×	No guaranteed increases to base salaries or incentive compensation opportunities
✓	Maintain stock ownership guidelines for our executive officers and directors	×	No inclusion of unvested PSUs or RSUs in the calculation of stock ownership guidelines
✓	Utilize an independent compensation consultant
✓	Review compensation award design, principles and processes annually

Governance of Our Executive Compensation Program

Role of our Compensation Committee and Board of Directors

The Compensation Committee discharges many of the responsibilities of our Board relating to the compensation of our executive officers, including our named executive officers. The Compensation Committee oversees and evaluates our compensation and benefits policies generally, and the compensation plans, policies and practices applicable to our Chief Executive Officer and other executive officers. As described below, the Compensation Committee retains a compensation consultant to provide support in its review and assessment of our executive compensation program.

At the beginning of each fiscal year, the Compensation Committee reviews and approves the primary elements of compensation, including base salary increases, annual cash bonuses, and annual equity awards for each of our named executive officers. In addition, the Compensation Committee may deem it advisable to review and approve subsequent compensation arrangements for our executive officers, including our named executive officers.

Role of our Chief Executive Officer and Other Executive Officers

Our senior human resources and legal executives support the Compensation Committee in designing our executive compensation program and analyzing competitive market practices. In addition, members of management, including our Chief Executive Officer, regularly participate in Compensation Committee meetings to provide input on our compensation philosophy and objectives.

Our Chief Executive Officer also evaluates the performance of our executive officers and provides recommendations to our Compensation Committee regarding the compensation of our executive officers (other than with respect to his own compensation). The Compensation Committee reviews and discusses these recommendations and proposals with our Chief Executive Officer and uses them as one factor in determining and approving the compensation for our named executive officers. None of our executive officers attends any portion of Compensation Committee meetings at which their compensation is discussed.

Role of the Compensation Consultant

For fiscal 2023, our Compensation Committee engaged Compensia, Inc. as its independent compensation consultant to advise on executive compensation matters including: overall compensation program design, peer group development and updates, and benchmarking executive officer and director compensation programs. Compensia reports directly to our Compensation Committee. Our Compensation Committee has assessed the independence of Compensia consistent with NYSE listing standards and has concluded that the engagement of Compensia does not raise any conflict of interest.

Use of Competitive Market Data and Peer Groups

The Compensation Committee directs Compensia to provide it with competitive market data and analysis based on a select group of peer companies and published compensation survey data, as well as information about current market practices and trends, compensation structures and peer group compensation ranges. The competitive market data Compensia provides is based on a compensation peer group selected and approved by the Compensation Committee with input and guidance from Compensia, and published compensation survey data in cases where there is insufficient data for specific executive positions with the peer group companies. The compensation peer group is comprised of companies that are considered similar to us at the time of selection based on industry, business model and type of software, and various financial criteria, including revenue, profitability, market capitalization and revenue growth rate.

When executive compensation for fiscal 2023 was set, our peer group as approved by our Compensation Committee was comprised of the following 15 companies:

Avalara	Fair Isaac	Paylocity Holding
Cloudflare	Five9	PTC
Coupa Software	HubSpot	RingCentral
Datadog	MongoDB	The Trade Desk
Elastic	Okta	Zscaler

As of January 2022, the fiscal 2023 peer group consisted of companies with annualized revenue over the last four quarters between $689 million at the 25th percentile and approximately $1.17 billion at the 75th percentile and a market capitalization between approximately $12.4 billion at the 25th percentile and $39.7 billion at the 75th percentile (compared to Dynatrace’s annualized revenue over the last four quarters at the time of $816 million and market capitalization at the time of approximately $17.4 billion). Compared to the peer group, Dynatrace ranked at the 53rd percentile for revenue and 48th percentile for market capitalization.

Our compensation peer group is reviewed annually and adjusted as the Compensation Committee determines to be appropriate. To support fiscal 2024 decision-making, the Compensation Committee reviewed and approved updates in October 2022 to remove Avalara and to add Confluent, DigitalOcean Holdings, Informatica, New Relic and Splunk.

Our executive compensation benchmarking also included survey data provided by Radford, a business unit of Aon Hewitt Consulting, representing publicly traded software companies with revenue levels and market capitalization levels comparable to ours. Radford did not provide compensation consulting services to the Compensation Committee during fiscal 2023.

Notwithstanding the similarities of the fiscal 2023 peer group to Dynatrace, due to the nature of our business and our industry, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential.

In determining the compensation of our executive officers, our Compensation Committee considered the market data provided by Compensia, peer data supplemented by Radford survey data where peer benchmarks were not available, and other factors outlined below in “Compensation-Setting Factors.” The Compensation Committee generally does not specifically benchmark the compensation of any individual to a precise percentile within the range of compensation found in the market and survey data. In addition, the Compensation Committee does not have a set formula by which it determines how much of the named executive officer’s compensation is fixed rather than variable or at risk.

The Compensation Committee and the Board also considered other criteria, including market factors, the experience level of the executive, and the executive’s performance against established company and individual goals in determining variations to this general target range.

Compensation-Setting Factors

The Compensation Committee reviews compensation annually for all our executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, the Compensation Committee and the Board consider compensation for comparable positions in the market, the historical compensation levels of our executives, company-wide and individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short and long-term results that are in the best interests of our stockholders, and the desire to incent a long-term commitment to our company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of base salary, bonus and long-term equity incentives.

Our Compensation Committee has historically determined our executives’ compensation and consults with the full Board in determining the compensation of our Chief Executive Officer. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, taking into account the factors noted above, the Compensation Committee discusses and ultimately approves the base salaries and cash incentive bonuses for our executive officers without members of management present. The Compensation Committee also reviews its decisions with the full Board, and considers any input received.

When reviewing and approving the amount of each compensation element and the target total compensation opportunity for our executive officers, the Compensation Committee considers the following factors:

•Our performance against the annual corporate goals established by the Compensation Committee and our Board in consultation with management;
•Each executive officer’s skills, experience and qualifications relative to other similarly situated executives at the companies in our compensation peer group;
•The scope of each executive officer’s role compared to other similarly situated executives at the companies in our compensation peer group;
•The performance of each individual executive officer, based on an assessment of their contributions to our overall performance, ability to lead their department and work as part of a team, all of which reflect our core values;
•Compensation parity among our executive officers;
•Our retention goals, and the potential difficulty of replacing the executive officer if they were to leave Dynatrace;
•Our financial performance relative to our peers;
•The compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels; and
•The recommendations provided by our Chief Executive Officer with respect to the compensation of our other executive officers.
These factors provide the framework for determining the compensation of each of our executive officers, including our named executive officers. The Compensation Committee does not assign relative weights or rankings to these factors, and does not consider any single factor as determinative in the compensation of our executive officers. Rather, the Compensation Committee and our Board, as applicable, rely on their own knowledge and judgment in assessing these factors and making compensation decisions.

Consideration of Say-On-Pay Advisory Vote

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an annual non-binding advisory vote to approve the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules which includes the Say-on-Pay vote. The Say-on-Pay vote gives our stockholders the opportunity to express their views on our named executive officers’ compensation. At the fiscal 2022 annual meeting of stockholders, 93% of votes cast supported our executive compensation program. Our company was mindful of the support that our stockholders expressed for our executive officer compensation programs and, as a result, we decided to retain our general approach to our executive compensation programs for fiscal 2023. Because we place very high value on the opinions of our stockholders, the Board and the Compensation Committee will consider the outcome of the “Say-on-Pay” vote described in Proposal No. 3 of this Proxy Statement, as well as feedback received from stockholders throughout the year, when making compensation decisions for our executive officers in the future.

Primary Elements of Executive Compensation Program

Base Salary

We provide base salaries to our named executive officers to provide them with a fair and competitive base level of compensation for services rendered during the year. Typically, at the beginning of each fiscal year, the Compensation Committee reviews base salaries for our executive officers, including our named executive officers, to determine if an increase is appropriate. In reviewing the base salary of our Chief Executive Officer, our Compensation Committee consults with the full Board of Directors. In addition, base salaries may be adjusted in the event of a promotion or significant change in responsibilities. Our Compensation Committee has historically determined our executives’ base salaries. Our Compensation Committee typically reviews and discusses with the Chief Executive Officer the proposed compensation for our named executive officers (other than his own).

Fiscal 2023 Base Salary

The table below sets forth the base salary for each of our named executive officers as of March 31, 2023 and 2022 (or their last date of employment, as applicable). After evaluating the competitive positioning of our named executive officers’ base salaries in the context of our overall compensation philosophy, the Compensation Committee approved base salary increases between approximately 3.3% and 9.4% for fiscal 2023.

	Base Salary
Name	Fiscal 2022	Fiscal 2023	% Change
Rick McConnell	$610,000	$630,000	3.3%
Jim Benson(1)	-	$475,000	-
Steve Pace	$430,000	$450,000	4.7%
Bernd Greifeneder(2) (3)	$373,511	$408,584	9.4%
Matthias Dollentz-Scharer(2) (4)	-	$358,777	-
Kevin Burns(5)	$435,000	$455,000	4.6%

(1)Jim Benson was appointed Chief Financial Officer on November 15, 2022. The determination of his base salary is discussed later in this Proxy Statement.
(2)Bernd Greifeneder and Matthias Dollentz-Scharer are paid their base salaries in Euros. For Bernd Greifeneder, the amounts reported in this table are based on an exchange rate of EUR 1.00:USD 1.0839 as of March 31, 2023 and EUR 1.00:USD 1.1067 as of March 31, 2022. Matthias Dollentz-Scharer’s fiscal 2023 base salary has been converted to U.S. dollars in this table using the same exchange rate.
(3)Bernd Greifeneder’s fiscal 2023 base salary was increased by a higher percentage than our other named executive officers to better align his cash compensation with the market. Bernd’s base salary was EUR 337,500 in fiscal 2022 and EUR 376,957 in fiscal 2023.
(4)Matthias Dollentz-Scharer’s base salary was EUR 331,006 as of March 31, 2023. His base salary was increased during fiscal 2023 in the EUR equivalent of approximately $30,000 in connection with a promotion that he received, as discussed elsewhere in this Proxy Statement. Matthias became an executive officer in connection with this promotion. Because he was not an executive officer in fiscal 2022, his base salary for fiscal 2022 is not reflected in this table, in accordance with SEC disclosure rules.
(5)Kevin Burns’ last day of employment at our company was on December 31, 2022.

Annual Short-Term Incentive Awards

Our annual STI plan motivates and rewards our executives for achievements relative to our goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his annual base salary. Following the end of each fiscal year, our Compensation Committee determines the annual cash incentive bonuses paid to our named executive officers based upon our financial performance relative to our plan and achievement of corporate objectives for the year.

Target Annual Bonuses

At the beginning of each fiscal year, the Compensation Committee reviews and approves the target annual bonus for each of our executive officers, including our named executive officers. The Compensation Committee considers the factors described in “Governance of Executive Compensation Program—Compensation-Setting Factors” above, with an emphasis on market data from our compensation peer group for comparable positions. Target annual bonuses are determined with respect to the same corporate objectives and formula for all of our executive officers, including our named executive officers, who are at the same level, and represent a specific percentage of annual base salary (except that for Steve Pace, a portion of his bonus is determined with respect to the company's commissionable bookings). In reviewing the target annual bonus of our Chief Executive Officer, our Compensation Committee consults with the full Board.

Fiscal 2023 Target Annual Bonuses

In the first quarter of fiscal 2023, the Compensation Committee reviewed the target annual bonuses of our executive officers, including our named executive officers. The Compensation Committee considered the factors described in “Governance of Executive Compensation Program—Compensation-Setting Factors” above, particularly the market data from the companies in the compensation peer group, and approved the fiscal 2023 target annual bonuses of our named executive officers below:

	Target Annual Bonus (% of Base Salary)
Name	Fiscal 2022	Fiscal 2023
Rick McConnell	100%	100%
Jim Benson(1)	-	75%
Steve Pace(2)	100%	100%
Bernd Greifeneder	60%	60%
Matthias Dollentz-Scharer(3)	-	60%
Kevin Burns	75%	75%

(1)Jim Benson was appointed Chief Financial Officer during our fiscal 2023 on November 15, 2022.
(2)Steve Pace's bonuses for both fiscal years 2023 and 2022 were targeted at 100% of his base salary, of which 30% was based on the same corporate objectives as the other named executive officers, and 70% was based on bookings pursuant to an individualized sales incentive plan (as discussed in more detail later this section).
(3)Matthias Dollentz-Scharer became an executive officer in fiscal 2023. As a result, his target annual bonus opportunity for fiscal 2022 is not reflected in this table.

Fiscal 2023 STI – Financial Performance Targets

When designing our company’s STI plan for the 2023 fiscal year, the Compensation Committee determined that the STI plan should align the interests of our executives with those of our investors, and reward performance that would increase the value of the company to our stockholders. Accordingly, in April 2022, the Compensation Committee decided that payments under the 2023 STI plan would depend on the company's achievement of:

Metric	Weighting	Rationale / Why We Use This Metric
Annual Recurring Revenue (ARR)	60%
Most of our revenues are derived from subscriptions. To measure the underlying performance of our subscription arrangements, we calculate ARR. We define ARR as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of ARR any revenues derived from month-to-month agreements and/or product usage overage billings, where customers are billed in arrears based on product usage. ARR is a performance metric that should be viewed independently of, and not as a substitute for, revenue. ARR performance is evaluated on a constant currency basis.

Non-GAAP Operating Income (NGOI)	40%	Non-GAAP Operating Income is defined as operating income adjusted to exclude share-based compensation, employer payroll taxes on employee stock transactions, amortization of other intangibles and certain restructuring and other gains and losses. We use non-GAAP Operating Income to measure our profitability as it eliminates the effects of events that either are not part of our core operations or are non-cash.

	Threshold Performance (50% Payout)		Target Performance (100% Payout)		Maximum Performance (150% Payout)
Measure	Percentage	Value	Percentage	Value	Percentage	Value	Weighting
ARR	95%	$1,237,375,000	100%	$1,302,500,000	105%	$1,367,625,000	60%
Non-GAAP Operating Income	90%	$240,030,000	100%	$ 266,700,000	110%	$293,370,000	40%

Under the 2023 STI plan, no bonus was payable with respect to a particular measure (ARR or NGOI) if the percentage achievement was below the threshold indicated above (95% or 90%, respectively). If either ARR or NGOI was achieved at or above the threshold value/percentage indicated above, the payout with respect to those measures was between 50% and 150% of the target bonus, interpolated on a straight-line basis. The maximum total payout could not exceed 150% of the executives' on-target bonuses.

Fiscal 2023 STI Results

In May 2023, the Compensation Committee determined that our company’s financial performance was equal to 97.94% and 109.41% of ARR and NGOI targets for fiscal 2023, respectively. As a result, the weighted payout for the fiscal 2023 STI plan applicable to our named executive officers was equal to 106.44% of target.

	Target Performance	Actual Performance	Actual Performance as a Percentage of Target	Payout Percentage	Weighting	Payout Percentage
ARR	$1,302,500,000	$1,275,626,150	97.94%	79.37%	60%	106.44%
Non-GAAP Operating Income	$266,700,000	$291,800,000	109.41%	147.06%	40%

Fiscal 2023 Chief Revenue Officer Sales Incentive Plan

In light of Steve Pace’s role as our Chief Revenue Officer, the Compensation Committee believed it was appropriate to tie a significant portion of his annual cash incentive opportunity to our commissionable bookings performance during the year. As such, 70% of his target bonus was determined as a commission on the company's total commissionable bookings, while the remaining 30% of Steve’s target bonus was tied to the same 2023 STI plan applicable to other named executive officers. For fiscal 2023, Steve received a total of $324,328 of commissions under the commission portion of his bonus opportunity. Steve’s sales incentive plan for fiscal 2023 was structured as follows:

Attainment Range	Quota Range	Commission Rate
0-100%	$0 to $479,798,944	0.06%
100%-105%	$479,798,945 to $503,788,893	0.09%
105%-110%	$503,788,893 to $527,778,840	0.12%
110%+	$527,778,840+	0.15%

Based on our actual fiscal 2023 commissionable bookings of approximately $471 million, Steve’s commission was earned at 98.23%. The total amount paid to Steve included a sales performance incentive component, which resulted in a payout of approximately 102.96% of his target.

Fiscal 2023 STI Payouts

In light of the achievement under the 2023 STI plan and, for Steve Pace, our commissionable bookings, the percentage of base salary and the actual cash incentive bonus amounts as a percentage of base salary that were approved by our Compensation Committee and paid to our named executive officers are set forth in the table below.

Name	Target Award (% of Base Salary)	Target Award Opportunity	Actual Award Payment	Award Payment as a Percentage of Target
Rick McConnell	100%	$630,000	$670,572	106.44%
Jim Benson(1)	75%	$134,943	$143,634	106.44%
Steve Pace(2)	100%	$450,000	$468,022	104.00%
Bernd Greifeneder(3)	60%	$245,150	$260,938	106.44%
Matthias Dollentz-Scharer(3)	60%	$207,525	$220,889	106.44%
Kevin Burns(4)	75%	$255,937	$272,420	106.44%

(1)Jim Benson joined Dynatrace on November 15, 2022 and he received a pro-rated 2023 STI award opportunity and payout to reflect his partial year of employment at our company.
(2)Includes Steve Pace’s participation in the 2023 STI Plan (which represented 30% of his award opportunity and had a payout of 106.44% of target) and his participation in the Chief Revenue Officer sales commission plan (which represented 70% of his award opportunity and had a payout of 102.96% of target), as discussed earlier in this section of the Proxy Statement. Steve’s award payment of 104.00% of target reflects these two payments as a percentage of his total fiscal 2023 annual award opportunity.
(3)STI award opportunities for Bernd Greifeneder and Matthias Dollentz-Scharer are paid in Euros. The amounts reported in this table for them are based on an exchange rate of EUR 1.00:USD 1.0839 as of March 31, 2023.
(4)Pursuant to the terms of his transition agreement, Kevin Burns received a pro-rated 2023 STI award payout to reflect his partial year of employment at our company. Kevin’s employment with Dynatrace ended on December 31, 2022.

Long-Term Incentive Awards

Our long-term incentive program is designed to:

•align executives’ interests with those of our stockholders by providing incentives (restricted stock units) that will increase in value if our share price rises;
•align executives' interests with those of our stockholders by providing incentives (PSUs) having a value that depends on achievement of corporate financial measures (ARR and NGOI); and
•provide a meaningful retention incentive for our executives to remain with us for the long-term.

The market for qualified and talented executives is highly competitive and we compete for talent with many companies that have greater resources than we do. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer. In this Proxy Statement, references to “restricted stock units” are to PSUs and RSUs collectively.

Equity Awards: Restricted Stock Units (RSUs and PSUs)

Annual 2023 Equity Awards

For annual equity awards to our executives in fiscal 2023, our Compensation Committee granted:

•50% in the form of PSUs; and
•50% in the form of RSUs.
The target long-term incentives for each participant were expressed as a U.S. dollar value, with the final number of PSUs and RSUs granted calculated based on the trailing 30-day average closing price as reported on the NYSE through the date of grant.

The following table sets forth the target number of PSUs and the number of RSUs granted to our named executive officers as part of fiscal 2023 annual equity awards and as part of sign-on/promotion-related equity awards:

Name	Grant Date	Grant Date Target Value	Performance-Based PSUs (# of Shares at Target)	Time-Based RSUs (# of Shares)
Rick McConnell	June 5, 2022	$12,000,000	161,470	161,470
Jim Benson(1)	December 15, 2022	$10,500,000	-	283,710
Steve Pace	June 5, 2022	$4,200,000	56,520	56,520
Bernd Greifeneder	June 5, 2022	$4,000,000	53,830	53,830
Matthias Dollentz-Scharer	June 5, 2022	$1,600,000	21,530	21,530
	August 15, 2022(2)	$300,000	3,800	3,800
Kevin Burns(3)	-	-	-	-

(1)Jim Benson joined Dynatrace on November 15, 2022 and accordingly, did not receive an annual equity grant in fiscal 2023. He did, however, receive a sign-on RSU award in connection with the start of his employment.
(2)Reflects a promotion-related equity grant to Matthias Dollentz-Scharer.
(3)Kevin Burns did not receive an annual equity award in fiscal 2023, as he had announced his intentions to leave our company later in the year. Kevin’s last day of employment at our company was on December 31, 2022.

For fiscal 2023 equity awards, the Compensation Committee shortened the vesting schedule of non-new hire equity awards from four years to three years to better align with certain market trends and practices and to increase the competitiveness of the company’s equity awards.

The RSUs vest over three years, with 33% of the shares vesting on the first anniversary of the date of grant and the remainder vesting in equal quarterly installments over the following two years, provided that the executive officer remains employed by the company through the applicable vesting date.

The PSUs vest over three years and include a one-year financial performance condition, with 33% of the earned PSUs vesting on the first anniversary of the grant date or, if later, the date on which achievement of the PSU metrics is determined for the performance period, and the remainder vesting in equal quarterly installments over the following two years. The number of shares that may be earned pursuant to the PSUs is based 60% upon the company’s achievement of an ARR target, and 40% upon the company’s achievement of an NGOI target.

The table below sets forth the threshold, target and maximum ARR and NGOI goals for the PSUs, the actual ARR and NGOI results for 2023 and achievement of the ARR and NGOI goals as a percentage of target. For purposes of the Annual 2023 PSUs, ARR performance was evaluated on a constant currency basis.

		Performance Goals
	Weighting	Threshold Payout (50%)	Target Payout (100%)	Maximum Payout (150%)	Actual Achievement	Achievement as a Percentage of Target
ARR	60%	$1,237,375,000	$1,302,500,000	$1,367,625,000	$1,275,626,150	79.37%
Non-GAAP Operating Income	40%	$240,030,000	$266,700,000	$293,370,000	$291,800,000	147.06%

In May 2023, the Compensation Committee determined that the company performance was equal to 79.37% and 147.06% of ARR and NGOI targets for the year, respectively. As a result, the weighted payout for the PSUs was equal to 106.44% of target.

One-Time Grants of ARR PSUs in Fiscal 2022

During our fiscal 2022, the Compensation Committee approved one-time grants of PSUs tied to ARR goals over a multi-year time horizon (“ARR PSUs”). In the case of Steve Pace, Bernd Greifeneder, Matthias Dollentz-Scharer and Kevin Burns, these PSUs supplemented their annual long-term incentives. These PSUs were tied to challenging ARR targets for fiscal 2022, 2023 and 2024. Our Compensation Committee considered these PSUs to be a valuable and important tool for motivating and retaining executives through a critical phase of our company’s growth, building on the significant stockholder value creation from our initial public offering (“IPO”) in 2019 and providing incentive for future growth. In the case of Rick McConnell, a component of these PSUs (solely in relation to ARR targets for fiscal 2023 and 2024) were granted to him as an element of his sign-on equity in connection with his appointment as our Chief Executive Officer. Jim Benson did not receive ARR PSUs.

The table below sets forth the target number of ARR PSUs granted to our named executive officers related to fiscal 2023 and fiscal 2024 performance:

Name	ARR PSUs Related to Fiscal 2023 Performance (# of Shares at Target)	ARR PSUs Related to Fiscal 2024 Performance (# of Shares at Target)
Rick McConnell	84,400	84,400
Steve Pace(1)	10,567	-
Bernd Greifeneder	9,900	9,900
Matthias Dollentz-Scharer	4,133	4,134
Kevin Burns(2)	-	-

(1)Steve Pace plans to retire from the company prior to the completion of our fiscal 2024 and his ARR PSUs tied to fiscal 2024 performance will be forfeited upon his retirement.
(2)Kevin Burns forfeited these ARR PSUs upon his retirement from the company on December 31, 2022.

ARR PSUs are eligible to vest following completion of the performance period, subject to the company’s achievement of an ARR target for the specified fiscal year and provided that the executive officer remains employed by the company through the applicable vesting date. No ARR PSUs will vest with respect to any year if the company fails to achieve 95% of the applicable target ARR for that year, and the overall number of shares that may be issued pursuant to the special PSUs with respect to any year shall not exceed 150% of the target award for such year. These PSUs are not carried forward from year to year. If they are not earned in any given year, they are terminated for that year.

The table below sets forth the threshold, target and maximum ARR goals for these PSUs for fiscal 2023 as well as the actual ARR results for fiscal 2023 and achievement of the ARR goal as a percentage of target for fiscal 2023. The ARR targets for these PSUs were set in May 2021 and the fiscal 2023 target for these awards differs slightly from the ARR target set in May 2022 for purposes of fiscal 2023 STI awards (as discussed in more detail earlier in this section). For purposes of these PSUs, ARR performance was evaluated on a constant currency basis.

	ARR Achievement
	Threshold Payout (50%)	Target Payout (100%)	Maximum Payout (110%)	Actual Achievement	Achievement as a Percentage of Target	Payout Percentage
Fiscal 2023	$1,235,000,000	$1,300,000,000	$1,430,000,000	$1,293,441,000	99.50%	94.95%

Benefits and Other Compensation

Health and Welfare Benefits

Our executive officers, including our named executive officers, are eligible to participate in the same employee benefit plans that are generally available to all of our employees working in the same country, subject to the satisfaction of certain eligibility requirements, such as medical, dental, and life and disability insurance plans. We pay, on behalf of our employees, all or a portion of the premiums for health, life and disability insurance.

Retirement Savings Plans

We maintain a tax-qualified 401(k) retirement plan for eligible employees in the United States to save for retirement on a tax advantaged basis. Under our 401(k) plan, employees may elect to defer up to 90% of their eligible compensation subject to applicable annual limits set pursuant to the Internal Revenue Code. Our 401(k) plan permits participants to make both pre-tax and certain after-tax (Roth) deferral contributions. The retirement plan is intended to qualify under Section 401(a) of the Internal Revenue Code. We match 50% of employees’ contributions to the 401(k) Plan up to 6% of compensation. Employees are 100% vested in their contributions to the 401(k) plan.

Matthias Dollentz-Scharer participates in a tax-qualified defined contribution retirement plan made available to eligible employees in Austria. Employees may elect to contribute up to 7% of their eligible compensation to the plan. Our company matches employee contributions up to 3% of eligible compensation. Employees are 100% vested in their contributions to this plan.

Perquisites

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we provide a limited amount of perquisites to our named executive officers. In the future, we may continue to provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual named executive officer in the performance of his or her duties, to make him more efficient and effective, and for recruitment, motivation or retention purposes.

Other Benefits

We do not offer any defined benefit pension plans or non-qualified deferred compensation arrangements for our employees.

Employment Agreements

We have entered into employment agreements with each of our named executive officers, which provide assurances of specified benefits to our named executive officers in the event of an involuntary termination of their employment for reasons other than for death, disability, or in the case of cause or a voluntary termination of their employment for good reason, in either case, under the circumstances described in their employment agreements. The terms of these agreements were developed with input from Compensia regarding severance practices at comparable companies, and are designed to attract, retain and reward senior level employees.

We believe that these protections serve our retention objectives by helping our named executive officers and other key employees maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of the company. For more information, see the section of this Proxy Statement entitled “Potential Payments Upon Termination or Change in Control.”

Other Compensation Practices and Policies

Executive Stock Ownership Guidelines

We have equity ownership guidelines to further align the interests of our executive officers with those of our stockholders. Under the guidelines, our Chief Executive Officer is expected to hold common stock valued at a multiple of five times his base salary and our other executive officers are expected to hold common stock valued at a multiple of two times their base salary. For purposes of these guidelines, stock ownership only includes shares for which the executive has direct or indirect ownership or control, but does not include unexercised stock options, unvested restricted stock units and other unvested, unsettled and/or unexercised equity awards. Executives are expected to meet their ownership guidelines within five years of becoming subject to the guidelines.

Clawback Policy

We have a compensation recovery, or “clawback,” policy providing that, in the event of a restatement of financial results due to material non-compliance by the company with any financial reporting requirement under the federal securities laws, the Compensation Committee will review the facts and circumstances that led to the obligation to file the restatement, including whether an executive officer engaged in misconduct that contributed to our obligation to file the restatement. Depending on the outcome of this review, our company may recover from our executive officers all excess incentive-based compensation received by our executive officers during the three-year period preceding the date on which our Board determines that we are required to prepare a restatement. Excess compensation means the value of the incentive compensation (cash bonus and equity awards) received by an executive officer during the three-year period preceding the publication of the restated financial statement to the extent that the Compensation Committee determines that then value received was in excess of the amount that such executive officer would have received had such incentive compensation been calculated based on the financial results reported in the restated financial statement. If the amount of any such incentive-based compensation would have been lower had the level of achievement of the applicable financial performance metric(s) been calculated based on the restated financial results, the Compensation Committee, in its sole discretion and to the extent permitted by applicable law, may require that an executive officer repay the incremental portion of such incentive-based compensation.

Policy on Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, nonpublic information or otherwise is not permitted to trade in our securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our officers, directors, employees and certain designated consultants and contractors, including short sales of our securities and the purchase or sale of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership. Any waiver of this policy requires the approval of our Audit Committee. To date, no such requests have been made or approved.

Policy Regarding the Timing of Equity Awards

Under a policy adopted by our Compensation Committee, we have adopted the following equity award grant practices and procedures. We do not time our equity grants either to take advantage of a depressed stock price, or an anticipated increase in stock price, and we have limited the amount of discretion that can be exercised in connection with the timing of awards. We generally make awards only on pre-determined dates to ensure that equity awards cannot be timed to take advantage of material, nonpublic information. Beginning in May 2022, our annual awards are granted after our fourth quarter and fiscal year financial results have been announced publicly. Our program requires that the number of shares subject to awards being granted to be determined by the trailing 30-day average NYSE closing price of our common stock.

If extraordinary circumstances arise such that the Compensation Committee or the Board determines it is advisable to grant an equity award at a time other than as set forth above, the Compensation Committee may consider and approve any such grant. Grants of equity awards for new hires or promotions are generally made once per month, by unanimous written consent of our Compensation Committee, effective on the 15th day of each month. Grants of equity awards to current employees (other than in connection with a promotion) will generally be made, if at all, on an annual basis during our first fiscal quarter, effective on June 5, either at a meeting of the Compensation Committee, which meeting will be established in advance with notice to the Compensation Committee in accordance with the Compensation Committee charter, or by unanimous consent in writing.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally imposes limitations on the deductibility for corporate federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers and other individuals. As a result, we expect that compensation awarded to our U.S.-based named executive officers will not be deductible to the extent it exceeds the $1 million threshold.

In designing our executive compensation program and determining the compensation of our executive officers, including our named executive officers, the Compensation Committee considers a variety of factors, including the potential impact of the deduction limit under Section 162(m) of the Code. However, the Compensation Committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m) of the Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation goals. The Compensation Committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any named executive officers, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.

Section 409A of the Internal Revenue Code

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a nonqualified deferred compensation plan, Section 409A of the Code may apply to certain severance arrangements, bonus arrangements and equity awards. We structure all our severance arrangements, bonus arrangements and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation—Stock Compensation (“ASC 718”) for our stock-based compensation awards. ASC 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our Board, including stock options and restricted stock unit awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Risk Assessment

We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. As described more fully above, we structure our pay to consist of both fixed and variable compensation. We believe this structure motivates our executives to produce superior short- and long-term results that are in the best interests of our company and stockholders in order to attain our ultimate objective of increasing stockholder value, and we have established, and our Compensation Committee endorses, several controls to address and mitigate compensation related risk. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement, which is incorporated by reference in our annual report on Form 10-K for the fiscal year ended March 31, 2023.

THE COMPENSATION COMMITTEE OF THE BOARD
OF DIRECTORS OF DYNATRACE, INC.

Michael Capone, Chair
Stephen Lifshatz
Kirsten O. Wolberg

The information contained in this report shall not be deemed to be (1) “soliciting material”; (2) “filed” with the SEC; (3) subject to Regulations 14A or 14C of the Exchange Act; or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents the compensation awarded to, earned by and paid during the fiscal years ended March 31, 2023, 2022 and 2021 for each of our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Rick McConnell Chief Executive Officer	2023	630,000	-	13,234,082	-	670,572	28,509(4)	14,563,163
	2022	184,848	250,000	20,310,016	-	220,408	5,424	20,970,696
Jim Benson SVP, Chief Financial Officer and Treasurer	2023	179,924(5)	-	11,161,151	-	143,634	6,805(6)	11,491,514
Steve Pace SVP, Chief Revenue Officer	2023	450,000	-	4,632,380	-	468,022(7)	26,035(8)	5,576,437
	2022	430,000	-	4,434,600	-	498,964	18,558	5,382,122
	2021	400,000	-	1,483,047	1,486,542	493,014	15,366	3,877,969
Bernd Greifeneder(9) SVP, Chief Technology Officer	2023	408,584	-	4,411,906	-	260,938	-	5,081,428
	2022	373,511	1,175	4,154,520	-	271,156	-	4,800,362
	2021	357,953	-	1,334,412	1,338,140	278,144	-	3,308,649
Matthias Dollentz-Scharer(9) SVP, Chief Customer Officer	2023	345,875(10)	-	2,090,182	-	220,889	9,701(11)	2,666,647
Kevin Burns Former SVP, Chief Financial Officer and Treasurer	2023	341,250(12)	-	375,352(13)	563,438(13)	-	310,957(13)	1,590,997
	2022	435,000	-	7,291,416	-	394,743	11,773	8,132,932
	2021	405,000	-	1,483,047	1,486,542	372,543	11,698	3,758,830

(1)Amounts reported in this column do not reflect stock award compensation actually received by each named executive officer. The amounts reported in this column reflect the aggregate grant date fair value of time-based RSUs and PSUs granted to our named executive officers during the fiscal years ended March 31, 2023, 2022 and 2021, computed in accordance with FASB ASC Topic 718. These aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the restricted stock units reported in this column are set forth in note 12 to our audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended March 31, 2023, which was filed with the SEC on May 25, 2023. The amounts reported in this column reflect the accounting cost for these stock awards and may not correspond to the actual economic value that will be received by the named executive officers upon vesting of the awards. In the case of PSUs granted during fiscal 2023, the aggregate grant date fair value is reported at the probable outcome. The aggregate grant date fair value of PSUs granted during fiscal 2023, assuming maximum achievement (150%), was $9,925,561 for Rick McConnell, $3,474,284 for Steve Pace, $3,308,930 for Bernd Greifeneder, and $1,567,637 for Matthias Dollentz-Scharer. Neither Jim Benson nor Kevin Burns received PSUs during fiscal 2023. The aggregate grant date fair value of PSUs granted during fiscal 2022, assuming maximum achievement (150%), was $15,232,512 for Rick McConnell, $4,435,767 for Steve Pace, $4,155,687 for Bernd Greifeneder, and $8,584,452 for Kevin Burns. Jim Benson did not receive PSUs in fiscal 2022 as he was not employed by our company then. Matthias Dollentz-Scharer was not an executive officer of our company in fiscal 2022.
(2)Amounts reported in this column do not reflect option award compensation actually received by each named executive officer. We did not grant any stock options in fiscal 2023 or fiscal 2022. The amounts reported in this column reflect the aggregate grant date fair value of stock options granted to our named executive officers during fiscal 2021, computed in accordance with FASB ASC Topic 718. These aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in note 12 to our audited consolidated financial statements included in our annual report on Form 10-K for fiscal 2023, which was filed with the SEC on May 25, 2023. The amounts reported in this column reflect the accounting cost for these options and may not correspond to the actual economic value that will be received by the named executive officers upon vesting of the awards.
(3)The amounts reported in this column for fiscal 2023 represent bonuses paid under our annual STI plan based on company performance. The amount reported for fiscal 2023 for Jim Benson is pro-rated to reflect his partial year of employment at our company.

(4)Amounts reported for Rick McConnell for fiscal 2023 represent $11,906 for expenses related to his spouse attending the company’s annual President’s Club (our sales recognition event) and the related tax gross-up, $9,296 of 401(k) plan company matching contributions, $5,057 in disability insurance premiums, $1,500 in telecommunications expenses, and $750 in home office expenses.
(5)Reflects base salary earned by Jim Benson from his first day of his employment in fiscal 2023 to the end of that fiscal year. As disclosed elsewhere in this Proxy Statement, Jim Benson’s annualized base salary during fiscal 2023 was $475,000.
(6)Amounts reported for Jim Benson for fiscal 2023 represent $5,147 of 401(k) plan company matching contributions, $1,216 in disability insurance premiums, and $442 in telecommunications expenses.
(7)Amount reported for fiscal 2023 includes $324,328 earned by Steve Pace pursuant to his sales commission plan during fiscal 2023.
(8)Amounts reported for Steve Pace for fiscal 2023 represent $11,575 for expenses related to his spouse attending the company’s annual President’s Club (our sales recognition event) and the related tax gross-up, $9,338 of 401(k) plan company matching contributions, $3,622 in disability insurance premiums, and $1,500 in telecommunications expenses.
(9)Bernd Greifeneder and Matthias Dollentz-Scharer are paid their base salaries and annual STI bonuses in Euros. The applicable U.S. dollar amounts in this table for them for fiscal 2023 are based on an exchange rate of 1 EUR:USD 1.0839. For Bernd Greifeneder, the U.S. dollar amounts are also based on an exchange rate of 1 EUR:USD 1.1067 for fiscal 2022 and 1 EUR:USD 1.172 for fiscal 2021.
(10)Reflects base salary earned by Matthias Dollentz-Scharer prior to, and after the promotion that he received during fiscal 2023 that resulted in an increase to his base salary. As disclosed elsewhere in this Proxy Statement, Matthias Dollentz-Scharer’s annual base salary as of the end of fiscal 2023 was EUR 331,006. Matthias Dollentz-Scharer was not a named executive officer in fiscal years 2022 and 2021.
(11)Reflects a company contribution on behalf of Matthias Dollentz-Scharer in connection with his participation in an Austrian defined contribution retirement plan.
(12)Reflects base salary earned by Kevin Burns from the start of fiscal 2023 through the last day of his employment on December 31, 2022. As disclosed elsewhere in this Proxy Statement, Kevin Burns’ annualized base salary during fiscal 2023 was $455,000.
(13)Pursuant to the transition agreement that we entered into with Kevin Burns, we agreed to (a) accelerate the vesting of his time-based equity awards (e.g., restricted stock units and stock options) that would have vested if he had remained employed through February 15, 2023; and (b) extend the post-termination exercise period for his vested options as of December 31, 2022 by 15 months from that date. For additional information about the transition agreement, please see the “Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.
•In the “Stock Awards” column of this table, $375,352 reflects the incremental fair value computed in accordance with FASB ASC Topic 718 in connection with the amendment to his outstanding restricted stock unit awards;
•In the “Option Awards” column of this table, $563,438 reflects the incremental fair value computed in accordance with FASB ASC Topic 718 in connection with the amendments to his outstanding stock option awards; and
•The “All Other Compensation” column of this table includes the following amounts:
o$15,194, reflecting the value of restricted stock units that accelerated upon termination of his employment on December 31, 2022 that otherwise would not have vested. We valued the accelerated vesting of these units by multiplying the closing price of our stock on the NYSE on December 31, 2022 times the number of units that were accelerated, less the amount reflected in the “Stock Awards” column of this table. The value of Kevin’s stock options that accelerated upon termination of his employment that otherwise would not have vested was less than the incremental value reported in the “Option Awards” column by $10,683. Accordingly, no value has been included in the “All Other Compensation” column for the accelerated stock options;
o$272,420, reflecting a pro-rated fiscal 2023 cash incentive award paid to him after his termination of employment. Pursuant to his transition agreement, we agreed that Kevin would remain eligible to receive a pro-rated annual bonus (based on his termination date of December 31, 2022) under the company’s fiscal 2023 STI plan, based on actual performance for fiscal 2023, notwithstanding the fact that he would not be employed by our company on the measurement confirmation and payout date; and
o$14,013 in payments for accrued and unused vacation time, $5,888 of 401(k) plan company matching contributions, $2,192 in disability insurance premiums, and $1,250 in telecommunications expenses.

Grants of Plan-Based Awards for Fiscal 2023

The following table shows information regarding grants of plan-based awards during the fiscal year ended March 31, 2023 to the company’s named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rick McConnell	-	315,000	630,000	945,000	-	-	-	-	-	-	-
	6/5/22	-	-	-	-	-	-	161,470	-	-	6,617,041
	6/5/22	-	-	-	80,735	161,470	242,205	-	-	-	6,617,041
Jim Benson	-	67,471	134,943	202,414	-	-	-	-	-	-	-
	12/15/22	-	-	-	-	-	-	283,710	-	-	11,161,151
Steve Pace	-	225,000	450,000	675,000	-	-	-	-	-	-	-
	6/5/22	-	-	-	-	-	-	56,520	-	-	2,316,190
	6/5/22	-	-	-	28,260	56,520	84,780	-	-	-	2,316,190
Bernd Greifeneder(1)	-	122,575	245,150	367,725	-	-	-	-	-	-	-
	6/5/22	-	-	-	-	-	-	53,830	-	-	2,205,953
	6/5/22	-	-	-	26,915	53,830	80,745	-	-	-	2,205,953
Matthias Dollentz-Scharer(1)	-	103,762	207,525	311,287	-	-	-	-	-	-	-
	6/5/22	-	-	-	-	-	-	21,530	-	-	882,299
	6/5/22	-	-	-	10,765	21,530	32,295	-	-	-	882,299
	8/15/22	-	-	-	-	-	-	3,800	-	-	162,792
	8/15/22	-	-	-	1,900	3,800	5,700	-	-	-	162,792
Kevin Burns	-	127,969	255,937	383,906	-	-	-	-	-	-	938,790(2)

(1)Bernd Greifeneder and Matthias Dollentz-Scharer are paid their annual STI bonuses in Euros. The applicable U.S. dollar amounts in this table for their non-equity incentive plan awards are based on an exchange rate of 1 EUR:USD 1.0839.
(2)Reflects the incremental fair value computed in accordance with FASB ASC Topic 718 in connection with the amendments to Kevin Burns’ outstanding restricted stock unit awards ($375,352) and outstanding stock option awards ($563,438), as discussed in note 13 to the Summary Compensation table.

Outstanding Equity Awards at 2023 Fiscal Year End Table

The following table presents information regarding all outstanding equity-based awards held by each of our named executive officers on March 31, 2023.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Rick McConnell	12/13/21						100,225(4)	4,239,518
	12/13/21						80,137(5)	3,389,795	42,200(6)	1,785,060
	6/5/22						161,470	6,830,181
	6/5/22						171,868(7)	7,270,016
Jim Benson	12/15/22						283,710	12,000,933
Steve Pace	7/31/19	-	31,624		16.00	7/31/29
	5/15/20	36,938	36,935		33.03	5/15/30
	7/31/19						4,750	200,925
	5/15/20						14,031	593,511
	5/15/21						17,803	753,067
	5/15/21						21,538	911,057
	5/15/21						10,033(5)	424,396	5,283(6)	223,471
	6/5/22						56,520	2,390,796
	6/5/22						60,159(7)	2,544,726
Bernd Greifeneder	7/31/19	212,626	30,374		16.00	7/31/29
	5/15/20	73,150	33,250		33.03	5/15/30
	7/31/19						4,500	190,350
	5/15/20						12,625	534,038
	5/15/21						16,678	705,479
	5/15/21						20,178	853,529
	5/15/21						9,400(5)	397,620	4,950(6)	209,385
	6/5/22						53,830	2,277,009
	6/5/22						57,296(7)	2,423,621
Matthias Dollentz-Scharer	7/31/19	41,623	13,874		16.00	7/31/29
	5/15/20	21,300	17,750		33.03	5/15/30
	7/31/19						2,125	89,888
	5/15/20						6,750	285,525
	5/15/21						6,975	295,043
	5/15/21						8,437	356,885
	5/15/21						3,924(5)	165,985	2,067(6)	87,434
	6/5/22						21,530	910,719
	6/5/22						22,916(7)	969,347
	8/15/22						3,800	160,740
	8/15/22						4,044(7)	171,061
Kevin Burns(8)

(1)Unless otherwise set forth below, the stock options become vested and exercisable as follows: 25% of each award will vest on the first anniversary of the grant date and the remainder in 12 equal quarterly installments thereafter.
(2)Restricted stock units granted in fiscal 2023 vest over three years, with 33% vesting on the first anniversary of the grant date and the remainder in eight equal quarterly installments thereafter. Restricted stock units granted prior to fiscal 2023 vest over four years, with 25% vesting on the first anniversary of the grant date and the remainder in 12 equal quarterly installments thereafter.
(3)Based on the closing price on March 31, 2023 of $42.30 per share.

(4)Represents the remaining unvested portion of Rick McConnell’s sign-on equity award that he received when he joined our company in December 2021. 42,200 of these units will vest on November 15, 2023. The remaining units reflected in this table vest in equal quarterly installments following November 15, 2023 through November 15, 2025.
(5)Represents ARR PSUs that were earned as of March 31, 2023, based on achievement of pre-defined ARR goals for fiscal 2023. These ARR PSUs vested after March 31, 2023.
(6)Represents ARR PSUs that are eligible to vest based upon achievement of pre-defined ARR goals for fiscal 2024, assuming threshold performance. Any ARR PSUs, once earned, will vest on May 15, 2024, or if later, on the applicable certification date by the Compensation Committee.
(7)Represents annual PSUs that were earned as of March 31, 2023, based on the achievement of pre-defined ARR and NGOI goals, which were attained at 106.44% of target. These annual PSUs, subject to the achievement of pre-defined ARR and NGOI goals, vest over three years from the June 5, 2022 grant date. 33% of the PSUs vested on the first anniversary of the grant date and the remaining 67% vest in eight equal quarterly installments over the subsequent two years.
(8)Kevin Burns had no outstanding equity-based awards as of March 31, 2023.

Option Exercises and Stock Vested in Fiscal 2023

The following table sets forth, for each of the named executive officers, information with respect to the exercise of stock options and the vesting of restricted stock unit awards during the year ended March 31, 2023.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Rick McConnell	-	-	68,575	2,676,430
Jim Benson	-	-	-	-
Steve Pace	79,060	2,210,913	62,596	2,362,730
Bernd Greifeneder	-	-	58,325	2,200,713
Matthias Dollentz-Scharer	-	-	33,344	1,235,754
Kevin Burns	129,438	3,053,154	86,351	3,115,229

(1)Amounts disclosed in this column were calculated based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the options.
(2)Amounts disclosed in this column were calculated based on the fair market value of our common stock on the date upon which the restricted stock awards vested or, if the vesting date is not a trading day, based upon the closing price on the last trading day immediately preceding the vesting date.

Potential Payments Upon Termination or Change in Control

Employment Agreements or Offer Letters with Named Executive Officers

We have entered into employment agreements with each of our named executive officers. Each of these agreements provides for “at will” employment (subject to any applicable notice periods) and sets forth terms and condition of employment, including base salary, target annual bonus opportunity and standard employee benefit plan participation.

In addition, each of our named executive officers has entered into an agreement with us which contains protections of confidential information, requires the assignment of inventions and contains other restrictive covenants.

Rick McConnell

Rick McConnell is party to an employment agreement with us that was amended and restated in March 2023 and superseded his initial employment agreement entered into in December 2021 when he joined our company. This agreement has no specific term and constitutes at-will employment. Under the amended and restated agreement, we have agreed to pay Rick an initial base salary of $630,000 per year, which will be reviewed annually and is subject to change from time to time by our Compensation Committee in its discretion. Rick is eligible to receive annual incentive compensation with a target of 100% of his base salary, subject to the terms of applicable incentive compensation plans. Rick is also entitled to participate in all employee benefit plans and vacation policies in effect for our U.S. employees.

As part of Rick’s original December 2021 employment agreement, we provided him with a one-time cash sign-on bonus equal to $250,000, which was previously subject to repayment in the event of certain types of termination prior to March 31, 2023. Pursuant to the original employment agreement, we granted Rick 168,800 RSUs, 50% of which vest in two equal installments on November 15, 2022 and November 15, 2023 and the remaining 50% of which vest over four years, in each case subject to Rick’s continued service with the company. We also granted Rick 168,800 PSUs, 50% of which were earned upon achievement of certain fiscal year performance metrics in 2023 and 50% of which vest upon achievement of certain fiscal year performance metrics in 2024, subject to Rick’s continued service with the company.

Jim Benson

In designing the compensation package for our new CFO, the Compensation Committee (advised by its independent compensation consultant, Compensia) sought to deliver a competitive level of compensation that aligned with our corporate objectives. The Compensation Committee, with input from Compensia, received market data among companies in our compensation peer group as well as new hire equity compensation among recently hired CFOs of comparable public companies. In addition to market data, the Compensation Committee considered the competitive market for talent, experienced CFOs and the relevance of Jim’s background, which includes experience as a global finance executive with significant experience enabling public technology companies to grow and scale their businesses worldwide and his demonstrated track record of leading successful, large scale transformation initiatives, optimizing financial and operational management processes in complex global business environments, and executing M&A transactions across the deal lifecycle in U.S. and global markets.

Jim Benson is party to an employment agreement with us that became effective in November 2022 when he joined our company. This employment agreement has no specific term and constitutes at-will employment. The agreement provides that Jim’s initial base salary will be $475,000, which will be reviewed annually and is subject to change from time to time by our Compensation Committee in its discretion. Under the agreement, Jim is eligible to receive annual incentive compensation with a target of 75% of his base salary, subject to the terms of applicable incentive compensation plans. Notwithstanding the foregoing, for fiscal 2023 only, Jim was guaranteed annual incentive compensation at target attainment (as opposed to 75% of his base salary). Pursuant to Jim’s employment agreement, we granted him time-based RSUs with a grant date value of $10.5 million, 25% of which vest in December 2023 upon the first anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter over the next three years, subject to Jim’s continued employment with our company. Jim is also entitled to participate in all employee benefit plans and vacation policies in effect for our U.S. employees.

Steve Pace

As discussed later in this section, Steve Pace and our company entered into a transition agreement in June 2023 in connection with his planned retirement from the company. The transition agreement superseded his employment agreement discussed immediately below.

Steve Pace was party to an employment agreement with us that was amended and restated in March 2023 and superseded his employment agreement entered into in August 2019. This agreement had no specific term and constituted at-will employment. Under the amended and restated agreement, we agreed to pay Steve a base salary of $450,000. The agreement provided that Steve was eligible to receive annual incentive compensation with a target of 100% of his base salary, subject to the terms of applicable incentive compensation plans. The agreement also provided that Steve’s annual incentive compensation was to be comprised of components based on corporate objectives and sales achievement as the Board or Compensation Committee determined. Steve was also entitled under the agreement to participate in all employee benefit plans and vacation policies in effect for our U.S. employees.

Bernd Greifeneder

Bernd Greifeneder is party to an employment agreement with us that became effective in August 2019. This employment agreement has no specific term. Bernd’s annual base salary as of March 31, 2023 was EUR 376,957, which will be reviewed annually and is subject to change from time to time by our Compensation Committee in its discretion. Bernd is also eligible to receive an annual bonus based upon the achievement of business metrics established by our Compensation Committee under and subject to the terms of our annual short-term incentive plan. Bernd’s current target bonus is 60% of his base salary and is subject to review and change from time to time by our Compensation Committee or Board in its discretion. Bernd is also entitled to participate in all employee benefit plans and vacation policies in effect for our Austrian employees.

Matthias Dollentz-Scharer

In July 2022, Matthias Dollentz-Scharer was promoted to Senior Vice President, Chief Customer Officer when we combined our Services and Business Insights teams. Matthias was previously our Senior Vice President, Business Operations. As part of his substantially increased scope in role, Matthias became an executive officer of our company in connection with his promotion. Following his promotion, Matthias’ annual base salary was increased to EUR 331,006.

Matthias Dollentz-Scharer is party to an employment agreement with us that became effective in September 2019. This employment agreement has no specific term. Matthias’ annual base salary is to be reviewed annually and is subject to change from time to time by our Compensation Committee in its discretion. Matthias is also eligible to receive an annual bonus based upon the achievement of business metrics established by our Compensation Committee under and subject to the terms of our annual short-term incentive plan. Matthias’ current target bonus is 60% of his base salary and is subject to review and change from time to time by our Compensation Committee or Board in its discretion. Matthias is also entitled to participate in all employee benefit plans and vacation policies in effect for our Austrian employees. In addition, the company makes contributions on behalf of Matthias to an Austrian defined contribution retirement plan.

Severance and Potential Payments Upon a Change in Control

Pursuant to the employment agreements with our named executive officers, if a named executive officer's employment is terminated by us without cause, or good cause as defined in the employment agreements, or by the named executive officer for good reason (for Bernd Greifeneder and Matthias Dollentz-Scharer, good cause), as defined in the employment agreements, or in connection with a change in control (a "Sale Event," as defined in our 2019 Equity Incentive Plan) and subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, the named executive officers will be entitled to receive the benefits described below.

Rick McConnell

Pursuant to Rick McConnell’s amended and restated employment agreement, if his employment is terminated without cause, as such term is defined in his employment agreement, or if Rick McConnell terminates his employment for good reason, as such term is defined in the employment agreement, and if he executes a separation and release agreement, we will be obligated to (i) pay him a cash severance payment equal to the sum of 12 months of his then-current base salary, the amount of any bonus earned in respect of the prior fiscal year that would have been paid if his employment had not been terminated and 100% of his target bonus for the then-current year, with payments made ratably over a 12 month period, and (ii) subject to Rick’s copayment of premium amounts, if he elects healthcare continuation coverage under COBRA, pay up to 12-monthly payments equal to the monthly employer contribution that the company would have made to provide health insurance to him if he had remained employed by the company.

If Rick McConnell’s employment is terminated without cause or he terminates his employment for good reason either three months before or during the 12-month period after a change in control, and if he executes a separation and release agreement, then in lieu of the payments and benefits set forth above, he would be entitled to (i) a lump-sum cash severance payment equal to the sum of 24 months of his then-current base salary and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if his employment had not been terminated, (ii) acceleration of all unvested equity awards, as of the later of (A) the date of termination or (B) the effective date of a separation and release agreement, and (iii) subject to Rick’s copayment of premium amounts, if he elects healthcare continuation coverage under COBRA, the company will pay up to 18 monthly payments equal to the monthly employer contribution that the company would have made to provide health insurance to him if he had remained employed by the company.

Jim Benson

Pursuant to Jim Benson’s employment agreement, if his employment is terminated without cause, as such term is defined in his employment agreement, or if Jim Benson terminates his employment for good reason, as such term is defined in the employment agreement, and if he executes a separation and release agreement, we will be obligated to (i) pay him a cash severance payment equal to the sum of 12 months of his then-current base salary and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if his employment had not been terminated, with payments ratably over a 12 month period, and (ii) subject to Jim’s copayment of premium amounts, if he elects healthcare continuation coverage under COBRA, pay up to 12 monthly payments equal to the monthly employer contribution that the company would have made to provide health insurance to him if he had remained employed by the company.

If Jim Benson’s employment is terminated without cause or he terminates his employment for good reason either three months before or during the 12-month period after a change in control, and if he executes a separation and release agreement, then in lieu of the payments and benefits set forth above, he would be entitled to (i) a lump-sum cash severance payment equal to the sum of 18 months of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if his employment had not been terminated, (ii) acceleration of all unvested equity awards, as of the later of (A) the date of termination or (B) the effective date of a separation and release agreement, and (iii) subject to Jim’s copayment of premium amounts, if he elects healthcare continuation coverage under COBRA, the company will pay up to 18 monthly payments equal to the monthly employer contribution that the company would have made to provide health insurance to him if he had remained employed by the company.

Steve Pace

In June 2023, we entered into a transition agreement with Steve Pace in connection with his planned retirement from the company. Under the terms of the transition agreement, (i) Steve continued to serve as the company’s Chief Revenue Officer through the effective date of the commencement of employment of the company’s new Chief Revenue Officer, which was on July 5, 2023 (the “Transition Date”); (ii) from the Transition Date through October 4, 2023 or his earlier termination (the “Retirement Date”), Steve will continue employment with the company and serve in such capacity and provide such transition assistance as our Chief Executive Officer or new Chief Revenue Officer may reasonably request; and (iii) until the Retirement Date, Steve will be paid his current base salary, remain eligible to participate in the company’s employee benefit plans, continue to vest in his outstanding equity awards, continue to be entitled to indemnification and continue to be a covered person under any applicable insurance policy. The transition agreement includes a non-competition provision until October 4, 2024 and other standard provisions contained in agreements of this nature, including non-disparagement and cooperation clauses and the requirement that Steve executes and does not revoke a release of claims against the company and is not terminated by the company for Cause (as defined in the transition agreement).

Prior to entering into the transition agreement described above, we entered into an employment agreement with Steve Pace in August 2019, which was amended and restated in March 2023. The transition agreement expressly superseded the employment agreement. Under the previous employment agreement, in the event that his employment was terminated by us without cause, as such term was defined in his employment agreement, or if he terminated his employment for good reason, as such term was defined in his employment agreement, and if he executed a separation and release agreement, we would have been obligated to (i) pay him a cash severance payment equal to the sum of 12 months of his then-current base salary and the amount of any bonus earned and not yet paid in respect of the prior fiscal year that would have been paid if his employment had not been terminated, and (iii) subject to Steve’s copayment of premium amounts if he elected healthcare continuation coverage under COBRA, pay up to 12-monthly payments equal to the monthly employer contribution that we would have made to provide health insurance to him if he had remained employed by us.

The previous employment agreement also provided that if Steve Pace’s employment was terminated by us without cause or he terminated his employment for good reason either three months before or during the 12 month period after a change in control, and if he executed a separation and release agreement, he would have been entitled to (i) a lump-sum cash severance payment equal to the sum of 18 months of his then-current base salary and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if his employment had not been terminated, and (ii) acceleration of all equity awards, as of the later of (A) the date of termination or (B) the effective date of a separation and release agreement, and (iii) subject to Steve’s copayment of premium amounts, if he elected healthcare continuation coverage under COBRA, the company would have paid up to 18 monthly payments equal to the monthly employer contribution that we would have made to provide health insurance to him if he had remained employed by us.

Bernd Greifeneder

Pursuant to Bernd Greifeneder’s employment agreement, if his employment is terminated by either party, the terminating party must give the other at least six months’ prior notice, which may be waived in the other’s party’s discretion in accordance with Austrian law. In the event that Bernd Greifeneder’s employment is terminated by us without cause, as such term is defined in his employment agreement, or if he terminates his employment for cause, as such term is defined in his employment agreement, and if he executes a separation and release agreement, we will be obligated to (i) pay him a cash severance payment equal to the sum of six months of his then-current base salary, plus (ii) the amount of any accrued statutory claims.

If Bernd Greifeneder’s employment with us is terminated by us without cause or by him for cause either three months before or during the 12-month period after a change in control, and if he executes a separation and release agreement, he would be entitled to (i) a lump-sum cash severance payment equal to 12 months of his then-current base salary, (ii) acceleration of all unvested equity awards effective upon the earlier of (A) the date that employment is effectively terminated or (B) the day that he goes on garden leave in lieu of notice, and (iii) the amount of any accrued statutory claims.

Matthias Dollentz-Scharer

Pursuant to Matthias Dollentz-Scharer’s employment agreement, if his employment is terminated by either party, the terminating party must give the other at least three months’ prior notice, which may be waived in the other’s party’s discretion in accordance with Austrian law. In the event that Matthias Dollentz-Scharer’s employment is terminated by us without cause, as such term is defined in his employment agreement, or if he terminates his employment for cause, as such term is defined in his employment agreement, and if he executes a separation and release agreement, we will be obligated to (i) pay him a cash severance payment equal to the sum of nine months of his then-current base salary, plus (ii) the amount of any accrued statutory claims.

If Matthias Dollentz-Scharer’s employment with us is terminated by us without cause or by him for cause either three months before or during the 12-month period after a change in control, and if he executes a separation and release agreement, he would be entitled to (i) a lump-sum cash severance payment equal to 15 months of his then-current base salary, (ii) acceleration of all unvested equity awards effective upon the earlier of (A) the date that employment is effectively terminated or (B) the day that he goes on garden leave in lieu of notice, and (iii) the amount of any accrued statutory claims.

Kevin Burns

In November 2022, we entered into a transition agreement with Kevin Burns in connection with the termination of his employment from our company as a result of his voluntary resignation. Kevin agreed to provide transition assistance to our company through December 31, 2022 and received his then-current base salary through that date.

We also agreed that subject to entering into the transition agreement and other specified conditions, (i) Kevin would remain eligible to receive a pro-rated annual bonus (based on his termination date) under the company’s fiscal 2023 STI plan, based on actual performance for fiscal 2023, notwithstanding the fact that he would not be employed by our company on the measurement confirmation and payout date; (ii) Kevin would continue to vest in his outstanding equity awards through the end of his employment and vesting of his time-based equity awards that would have vested if he had remained employed through February 15, 2023 were accelerated; and (iii) the date for Kevin to exercise any stock options vested as of the end of his employment was extended for a 15 month period after that date (or until the original expiration date of the options, if earlier). The remainder of Kevin’s equity awards that had not vested as of his termination date did not accelerate and ceased vesting on that date. As part of his transition agreement, Kevin also agreed to customary restrictive covenants, including non-compete and non-disparagement provisions.

Estimated Payment and Benefits Upon Termination or Change in Control

The amount of compensation and benefits payable to each named executive officer who was employed on March 31, 2023 under our current employment agreements in various termination and change in control situations has been estimated in the table below. The benefits provided to Kevin Burns in connection with his termination of employment on December 31, 2022 are described above and in the section that follows. Steve Pace’s transition agreement in connection with his planned retirement from the company on October 4, 2023 is described earlier in this section.

Bernd Greifeneder and Matthias Dollentz-Scharer are paid their base salaries in Euros. The applicable U.S. dollar amounts in the table below for their cash severance payments are based on an exchange rate of 1 EUR:USD 1.0839.

The value of the equity vesting acceleration was calculated for the table below based on the assumption that the change in control and the named executive officer’s employment termination occurred on March 31, 2023. The per share closing price of the company’s stock on the NYSE as of March 31, 2023 was $42.30, which was used as the value of the company’s stock in the Change in Control. The value of the option vesting acceleration was calculated by multiplying the number of unvested option shares subject to vesting acceleration as of March 31, 2023, by the difference between the per share closing price of the company’s stock as of March 31, 2023, and the per share exercise price for such unvested option shares. The value of PSU and RSU vesting acceleration was calculated by multiplying the number of unvested PSUs and RSUs subject to vesting acceleration as of March 31, 2023, by the per share closing price of the company’s stock as of March 31, 2023.

A qualifying “double trigger” termination refers to involuntary termination by the company without cause or termination by the named executive officer for good reason within three months prior to, or 12 months following, a Change in Control. Also, if our outstanding equity awards are not assumed, continued or substituted by the acquirer in a Change in Control transaction, the acceleration of vesting described below would be effective as of the closing of the Change in Control transaction.

Name	Involuntary termination for Cause or voluntary resignation not in connection with a Change in Control	Involuntary termination without Cause or for Good Reason not in connection with a Change in Control	Death or Disability	Change in Control Alone	Qualifying “double trigger” involuntary termination without Cause or voluntary resignation for Good Reason within 3 months prior or 12 months following a Change in Control
Rick McConnell
Cash severance payment	-	$1,260,000	-	-	$1,260,000
Equity award acceleration	-	-	-	-	$25,299,630
Healthcare and benefits	-	$18,539	-	-	$27,808
Total	-	$1,278,539	-	-	$26,587,438

Jim Benson
Cash severance payment	-	$475,000	-	-	$712,500
Equity award acceleration	-	-	-	-	$12,000,933
Healthcare and benefits	-	$4,975	-	-	$7,462
Total	-	$479,975	-	-	$12,720,895

Bernd Greifeneder
Cash severance payment	-	$204,292	-	-	$408,584
Equity award acceleration	-	-	-	-	$8,907,480
Healthcare and benefits	-	-	-	-	-
Total	-	$204,292	-	-	$9,316,064

Matthias Dollentz-Scharer
Cash severance payment	-	$269,083	-	-	$448,472
Equity award acceleration	-	-	-	-	$4,109,489
Healthcare and benefits	-	-	-	-	-
Total	-	$269,083	-	-	$4,557,961

Under his previous employment agreement (which was superseded by his transition agreement signed in June 2023), (i) if Steve Pace’s employment had been involuntarily terminated on March 31, 2023 without Cause or for Good Reason not in connection with a Change in Control on March 31, 2023, he would have been entitled to a cash severance payment of $450,000 and healthcare and benefits continuation of $16,539, for a total of $466,539; and (ii) if Steve Pace’s employment had been involuntarily terminated on March 31, 2023 without Cause or for Good Reason within three months prior or 12 months following a Change in Control, he would have been entitled to a cash severance payment of $675,000, equity award acceleration valued at $9,439,519, and healthcare and benefits continuation of $24,809, for a total of $10,139,328.

Actual Payment and Benefits Upon Termination

Kevin Burns

Kevin Burns ended his employment with our company on December 31, 2022. The actual amounts received by Kevin in connection with his transition and termination of employment are summarized below. The equity award acceleration value indicated below was calculated based on the closing price of our common stock on the NYSE on December 31, 2022.

Kevin Burns
Cash payment	-
Prorated annual incentive plan bonus	$272,420
Equity award acceleration(1)	$842,025
Healthcare and benefits	-
Total	$1,114,445

(1)Reflects the value of time-based equity awards that vested on an accelerated basis on Kevin Burns’ last day of employment.

As discussed earlier in this Proxy Statement, Kevin was also provided with a 15-month extended exercise period for his stock options that were vested as of his last day of employment. The accounting fair value of these stock options is reflected in the Summary Compensation Table of this Proxy Statement.

Steve Pace

Steve Pace plans to retire from our company on October 4, 2023. Following his retirement, Steve will not be entitled to any cash payments, bonuses, equity award accelerations or continued healthcare and benefits.

Pay Versus Performance

The Compensation Committee approves and administers our executive compensation program, which it designs to attract, incentivize, reward, and retain our executive officers. Our program aligns executive pay with shareholder interests and links pay to performance through a blend of short-term and long-term incentive awards. In December 2021, our tenured CEO, John Van Siclen (referred to in the tables below as “PEO 2”), retired and transitioned to providing consulting services until May 2022. When John stepped down as CEO, Rick McConnell (referred to in the tables below as “PEO 1”) was appointed as our new CEO. We provide compensation actually paid for both CEOs during the covered years in the following tables.

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid to our named executive officers and certain aspects of our financial performance. For additional information about our pay for performance philosophy and how executive compensation aligns with our performance, please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

Pay-Versus-Performance Table

Year	Summary Compensation Table Total for PEO 1(1)	Compensation Actually Paid to PEO 1(2)	Summary Compensation Table Total for PEO 2(1)	Compensation Actually Paid to PEO 2(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4)	Value of Initial Fixed $100 Investment Based On:		Net Income(7) (in millions)	Company-Selected Measure: ARR(8) (in millions)
							Total Stockholder Return(5)	Peer Group Total Stockholder Return(6)
(a)	(b1)	(c1)	(b2)	(c2)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$14,563,163	$13,144,670	N/A	N/A	$5,281,405	$413,716	$177	$191	$107.959	$1,246.681
2022	$20,970,696	$16,561,640	$11,063,656	$12,634,504	$6,105,139	$6,838,009	$198	$200	$52.451	$995.121
2021	N/A	N/A	$8,448,615	$25,394,875	$3,648,473	$11,377,538	$202	$166	$75.714	$774.090

(1)     The dollar amounts reported in columns (b1) and (b2) represent the amount of total compensation reported for Rick McConnell (“PEO 1”) and John Van Siclen (“PEO 2”) (collectively, our “PEOs”) for each corresponding covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable fiscal year.
(2)    The Compensation Actually Paid to our PEOs reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

PEO 1			2022	2023
	Summary Compensation Table - Total Compensation	(a)	$20,970,696	$14,563,163
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$20,310,016	$13,234,082
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$15,900,960	$13,660,362
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$0	-$1,291,320
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$0	$0
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$0	-$553,453
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0	$0
=	Compensation Actually Paid		$16,561,640	$13,144,670

PEO 2			2021	2022
	Summary Compensation Table - Total Compensation	(a)	$8,448,615	$11,063,656
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$7,120,723	$9,704,469
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$11,890,776	$9,777,960
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$8,827,594	-$376,473
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$0	$0
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$3,348,613	$1,873,829
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0	$0
=	Compensation Actually Paid		$25,394,875	$12,634,504

For purposes of the adjustments to determine “Compensation Actually Paid”, we computed the fair value of equity awards in accordance with ASC 718 at the end of the relevant fiscal year, other than fair values of equity awards that vested within fiscal 2022 and fiscal 2021, which are valued as of the applicable vesting date.
(3)     The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our named executive officers (collectively, our “NEOs”) as a group (excluding our PEOs) for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable fiscal year. The names of each NEO included for purposes of calculating the average amounts of total compensation in each covered fiscal year are as follows:

Fiscal Year
2023	2022	2021
•Jim Benson •Steve Pace •Bernd Greifeneder •Matthias Dollentz-Scharer •Kevin Burns	•Steve Pace •Bernd Greifeneder •Kevin Burns	•Steve Pace •Bernd Greifeneder •Kevin Burns
(4)     The Compensation Actually Paid to our NEOs (excluding PEOs) on average reflects the following adjustments required by applicable SEC rules from total compensation reported in the Summary Compensation Table:

NEO Average			2021	2022	2023
	Summary Compensation Table - Total Compensation	(a)	$3,648,473	$6,105,139	$5,281,405
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$2,870,577	$5,293,512	$4,646,882
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$4,793,003	$5,341,140	$2,295,706
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$4,209,747	-$163,575	-$249,155
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$0	$0	$0
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$1,596,892	$848,817	-$746,053
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$0	$0	$1,521,305
=	Compensation Actually Paid		$11,377,538	$6,838,009	$413,716

For purposes of the adjustments to determine “Compensation Actually Paid”, we computed the fair value of equity awards in accordance with ASC 718 at the end of the relevant fiscal year, other than fair values of equity awards that vested within 2022 and 2021, which are valued as of the applicable vesting date.
(5)     Total shareholder return is calculated by assuming that a $100 investment was made on the close of trading on March 31, 2020. Our company did not pay any dividends during fiscal years 2021, 2022 and 2023.
(6)     The peer group used is the S&P 500 Information Technology index, as used in the performance graph shown in our annual report on Form 10-K for the fiscal year ended March 31, 2023. Total shareholder return is calculated by assuming that a $100 investment was made on the close of trading on March 31, 2020 and reinvesting all dividends until the last day of each reported fiscal year.
(7)     The dollar amounts reported represent the amount of net income reflected in our audited financial statements for each covered fiscal year.
(8)     We define Annual Recurring Revenue (ARR) as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Financial Performance Measures
The financial performance measures listed below were the sole financial performance measures used to determine the compensation actually paid to our named executive officers in FY2023:

Annual Recurring Revenue or ARR
Non-GAAP Operating Income or NGOI

Compensation Actually Paid and Company TSR and Peer Group TSR

The following chart illustrates the relationship between our Compensation Actually Paid and TSR.

Compensation Actually Paid and Net Income

The following chart illustrates the relationship between our Compensation Actually Paid and Net Income.

Compensation Actually Paid and Annual Recurring Revenue

The following chart illustrates the relationship between our Compensation Actually Paid and ARR.

CEO Pay Ratio

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop, and contribute.

We are required by applicable SEC rules to disclose information about the CEO Pay Ratio, or the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee, or the CEO Pay Ratio.

Methodology

We identified our median employee, the employee with compensation at the median of annual total compensation of all of our employees excluding our CEO, based on the following:
•To identify our median employee, we considered the individuals employed by us on March 31, 2023, or our Determination Date, whether employed on a full-time, part-time or temporary basis. We did not include any contractors or other non-employee workers in our employee population. On March 31, 2023, our global population of full-time, part-time and temporary employees (including our CEO) consisted of 4,238 employees.
•To identify our median employee, we used a consistently applied compensation measure consisting of the annual base salary on March 31, 2023, the target incentive cash compensation for fiscal 2023 (including corporate bonus plan and commission plans under our sales and services incentive plans) and the grant date fair value for equity awards granted during fiscal 2023. We selected these compensation elements because they represent our principal broad-based compensation elements. We did not perform adjustments to the base salaries of part-time employees to calculate what they would have been paid on a full-time basis and did not make any cost-of-living adjustments. We converted all local currencies to U.S. dollars based on the applicable exchange rates in effect on March 31, 2023, similar to how we converted foreign currency amounts into U.S. dollars in the Summary Compensation Table.

Using this methodology, we determined that the median employee (excluding our CEO) was a full-time salaried employee working as a technical support analyst in the United States who was awarded equity during fiscal 2023.

CEO Pay Ratio

Once our median employee was identified, we calculated the median employee’s annual total compensation in accordance with the requirements of the Summary Compensation Table.

The annual total compensation of the median employee (excluding our CEO) was $126,967 for fiscal 2023. Our CEO’s annual total compensation as reported in the Summary Compensation Table was 14,563,163 for fiscal 2023. Based on this information, the CEO Pay Ratio was approximately 115:1 for fiscal 2023.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices, operate in different countries and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. We are a global company with approximately 66% of our employees located outside the United States as of March 31, 2023. As a result, our employee population is different than other companies. Neither the Compensation Committee nor management of the company used the CEO Pay Ratio measure in making compensation decisions.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of March 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(2)	13,471,495(3)	22.25	57,418,245(4)
Equity compensation plans not approved by stockholders	-	-	-
Total	13,471,495	22.25	57,418,245

(1)The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options to purchase shares of our common stock. It does not reflect the shares of our common stock that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.
(2)These plans consist of our 2019 Equity Incentive Plan and the 2019 Employee Stock Purchase Plan (“ESPP”).
(3)This number includes 4,636,301 shares of our common stock subject to outstanding options and 8,835,194 shares of our common stock subject to outstanding RSU awards granted under our 2019 Equity Incentive Plan.
(4)This number includes 43,923,547 shares of our common stock available for issuance under our 2019 Equity Incentive Plan, and 13,494,698 shares reserved for issuance under our ESPP. The number of shares available for issuance under the 2019 Equity Incentive Plan automatically increases each April 1 by 4% of the outstanding number of shares of our common stock on the immediately preceding March 31 or such lesser number of shares as determined by our Board or Compensation Committee. The number of shares available for issuance under the ESPP automatically increases each April 1 by (i) 1% of the outstanding number of shares of our common stock on the immediately preceding March 31; (ii) 3,500,000 shares of Common Stock; or (iii) or such number of shares as determined by our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive compensation arrangements, including employment, termination of employment and change in control arrangements, the following is a description of each transaction since April 1, 2022 and each currently proposed transaction in which:

•We have been or are to be a participant;
•The amount involved exceeded or is expected to exceed $120,000; and
•Any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Participation in Follow-On Offerings

The Thoma Bravo Funds and certain other holders of our common stock sold an aggregate of 14,773,500 shares of our common stock in a follow-on offering of common stock in February 2023 with a value of approximately $667 million pursuant to the registration rights described in the following section.

Registration Rights

On July 30, 2019, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Thoma Bravo Funds and certain other holders of our capital stock. Pursuant to the Registration Rights Agreement, we agreed to pay all registration expenses (other than underwriting discounts and commissions and subject to certain limitations set forth therein) of the holders of the shares registered pursuant to the registrations described below. The registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in an underwritten offering and our right to delay or withdraw a registration statement under certain circumstances.

Pursuant to the Registration Rights Agreement, the holders of a majority of the outstanding Investor Registrable Securities (as defined therein) (the “Majority Holders”) are entitled to request an unlimited number of Long-Form Registrations (as defined therein) and an unlimited number of Short-Form Registrations (as defined therein). Additionally, for so long as a Shelf Registration Statement (as defined therein) is and remains effective, the Majority Holders will have the right at any or from time to time to elect to sell their respective Shelf Registrable Securities (as defined therein) pursuant to a Shelf Offering (as defined therein), and the Majority Holders may request to engage in an Underwritten Block Trade (as defined therein) off of a Shelf Registration Statement. The other parties to the Registration Rights Agreement may include their Registrable Securities in a Long-Form Registration, Short-Form Registration or Shelf Offering. With the consent of the Majority Holders, the other parties to the Registration Rights Agreement may include their Registrable Securities in an Underwritten Block Trade.

If at any time we propose to register the offer and sale of shares of our common stock under the Securities Act (other than in a registration on Form S-4, Form S-8 or any successor form, or a registration of securities solely relating to an offering and sale to our employees, directors or consultants pursuant to any employee equity plan or other employee benefit plan arrangement, or a registration of non-convertible debt securities) then we must notify the holders of Registrable Securities of such proposal to allow them to include a specified number of their shares of our common stock in such registration, subject to certain marketing and other limitations.

Limitation of Liability and Indemnification of Officers and Directors

Our charter contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•Any breach of their duty of loyalty to our company or our stockholders;
•Any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law (“DGCL”); or
•Any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws will provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or executive officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our charter and bylaws and in indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board.

The underwriting agreement relating to our IPO and the underwriting agreement relating to that offering provide for indemnification by the underwriters of us and our officers and directors for certain liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Related Person Transaction Policy

Our company has a written policy providing that our Audit Committee will review the material facts of all “related person transactions” prior to our company entering into the transaction if the amount involved exceeds $120,000 or the transaction is otherwise material to our company or the related person. A "related person transaction" is a transaction in which our company is a participant and a related person has a direct or indirect material interest. For purposes of this policy, a "related person" is a director of our company, an executive officer of our company, a director nominee, any securityholder known to our company to beneficially own more than 5% of any class of our voting securities, and any immediate family members of any such persons. In reviewing any related person transaction, our Audit Committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable to our company than terms generally available with an unaffiliated third party under the same or similar circumstances; (ii) whether the related person transaction is otherwise consistent with the interests of our company and our stockholders; and (iii) the extent of the related person’s interest in the transaction.

The policy identifies certain categories of transactions that are deemed to be pre-approved by the Audit Committee. The policy also provides that any conflicted director will provide all material information concerning the transaction to the Audit Committee and then will recuse themselves from any discussion or vote of the Audit Committee on the applicable transaction.

Related Person Transactions

The following related person transactions since the start of our fiscal 2023 (on April 1, 2022) involved an amount that exceeded $120,000 and a related person that had or will have a direct or indirect material interest. These transactions were either reviewed by the Audit Committee or were deemed to be pre-approved under the related person transaction policy. All of the transactions below were entered into at arms-length on market terms and conditions.

Our company had $1,514,295 in sales with Hyland Software for the purchase of certain software and services. Certain investment funds advised by Thoma Bravo have also invested in Hyland Software.

Our company had $600,000 in sales with Qlik Technologies for the purchase of certain software and services. Certain investment funds advised by Thoma Bravo have also invested in Qlik Technologies. One of our directors, Mike Capone, is CEO and a director of Qlik Technologies.

Director and Named Executive Officer Compensation

Please see the "Corporate Governance - Director Compensation" and "Executive Compensation" sections of this Proxy Statement for information regarding the compensation of our directors and named executive officers.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of June 30, 2023 by:

•each of our named executive officers;
•each of our directors;
•all of our executive officers and directors as a group; and
•each person, or group of affiliated persons, who is known by us to be the beneficial owner of more than 5% of our common stock.
The column entitled “Shares of Common Stock Beneficially Owned” is based on a total of 293,159,681 shares of our common stock outstanding as of June 30, 2023.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of June 30, 2023 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, the address of each named beneficial owner is c/o Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, Massachusetts 02451.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned
	Number	Percent
Named Executive Officers and Directors:
Rick McConnell(1)	132,087	*
Jim Benson(2)	470	*
Stephen Pace(3)	33,797	*
Bernd Greifeneder(4)	1,188,007	*
Matthias Dollentz-Scharer(5)	42,052	*
Kevin Burns(6)	1,050	*
Seth Boro(7)	25,700	*
Michael Capone(8)	38,200	*
Stephen Lifshatz(9)	38,200	*
Steve Rowland(10)	9,150	*
Kenneth "Chip" Virnig(11)	25,700	*
Jill Ward(12)	31,144	*
Kirsten Wolberg(13)	12,363	*
All executive officers and directors as a group (12 persons)	1,577,370	*
5% Stockholders:
Thoma Bravo Funds(14)	51,668,370	17.6%
BlackRock, Inc.(15)	22,618,533	7.7%
The Vanguard Group(16)	19,699,691	6.7%

*     Represents beneficial ownership of less than 1% of the outstanding shares of common stock.
(1)Consists of 126,812 shares of common stock and 5,275 shares that may be acquired upon the vesting of RSUs within 60 days of June 30, 2023, held directly by Rick McConnell. This amount includes 500 shares of common stock held by the Anne Marie McConnell Trust, for which Rick McConnell's spouse, Anne Marie McConnell, is the sole trustee. Rick McConnell disclaims beneficial ownership of the shares held by the trust, except to the extent of any pecuniary interest therein.
(2)Consists of 470 shares of common stock held directly by Jim Benson.

(3)Consists of 1,046 shares of common stock and 32,751 shares issuable upon exercise of stock options and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of June 30, 2023, held directly by Steve Pace.
(4)Consists of 849,687 shares of common stock and 338,320 shares issuable upon exercise of stock options and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of June 30, 2023, held directly by Bernd Greifeneder.
(5)Consists of 42,052 shares issuable upon exercise of stock options and/or that may be acquired upon the vesting of RSUs, in each case, within 60 days of June 30, 2023, held directly by Matthias Dollentz-Scharer.
(6)Consists of 1,050 shares of common stock held directly by Kevin Burns. Kevin Burns’ employment with our company terminated on December 31, 2022.
(7)Consists of 20,510 shares of common stock and 5,190 shares that may be acquired upon the vesting of RSUs within 60 days of June 30, 2023, held directly by Seth Boro.
(8)Consists of 31,447 shares of common stock and 6,753 shares that may be acquired upon the vesting of RSUs within 60 days of June 30, 2023, held directly by Mike Capone.
(9)Consists of 31,447 shares of common stock and 6,753 shares that may be acquired upon the vesting of RSUs within 60 days of June 30, 2023, held directly by Stephen Lifshatz.
(10)Consists of 3,529 shares of common stock and 5,621 shares that may be acquired upon the vesting of RSUs within 60 days of June 30, 2023, held directly by Steve Rowland.
(11)Consists of 20,510 shares of common stock and 5,190 shares that may be acquired upon the vesting of RSUs within 60 days of June 30, 2023, held directly by Chip Virnig.
(12)Consists of 25,954 shares of common stock and 5,190 shares that may be acquired upon the vesting of RSUs within 60 days of June 30, 2023, held directly by Jill Ward.
(13)Consists of 7,173 shares of common stock and 5,190 shares that may be acquired upon the vesting of RSUs within 60 days of June 30, 2023, held directly by Kirsten Wolberg.
(14)This information is as of June 6, 2023 and is based solely on a Form 4 filed by Thoma Bravo UGP, LLC and the funds related to Thoma Bravo listed below with the SEC on June 7, 2023. Consists of 5,667,645 shares held directly by Thoma Bravo Fund X, L.P., or TB Fund X, 1,239,754 shares held directly by Thoma Bravo Fund X-A, L.P., or TB Fund X-A, 26,695,807 shares held directly by Thoma Bravo Fund XI, L.P., or TB Fund XI, 13,407,291 shares held directly by Thoma Bravo Fund XI-A, L.P., or TB Fund XI-A, 588,934 shares held directly by Thoma Bravo Executive Fund XI, L.P., or TB Exec Fund, 486,288 shares held directly by Thoma Bravo Special Opportunities Fund I, L.P., or TB SOF, and 3,582,651 shares held directly by Thoma Bravo Special Opportunities Fund I AIV, L.P., or TB SOF AIV. Thoma Bravo Partners X, L.P., or TB Partners X is the general partner of each of TB Fund X, TB Fund X-A, TB SOF and TB SOF AIV. Thoma Bravo Partners XI, L.P., or TB Partners XI, is the general partner of each of TB Fund XI, TB Fund XI-A and TB Exec Fund. Thoma Bravo UGP, LLC is the ultimate managing member of TB Partners X and TB Partners XI. By virtue of the relationships described in this footnote, Thoma Bravo UGP, LLC may be deemed to exercise voting and dispositive power with respect to the shares held by TB Fund X, TB Fund X-A, TB SOF, TB SOF AIV, TB Fund XI, TB Fund XI-A and TB Exec Fund. Each of TB Partners X, TB Partners XI and Thoma Bravo UGP, LLC disclaims beneficial ownership of the shares owned by TB Fund X, TB Fund X-A, TB SOF, TB SOF AIV, TB Fund XI, TB Fund XI-A and TB Exec Fund except to the extent of its pecuniary interest therein. The principal business address of the entities identified herein is c/o Thoma Bravo, L.P., 110 N. Wacker Drive, 32nd Floor, Chicago, Illinois 60606.
(15)This information is as of December 31, 2022 and is based solely on a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 7, 2023. BlackRock reported that it has sole voting power over 21,655,785 shares and sole dispositive power over 22,618,533 shares. The mailing address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(16)This information is as of December 30, 2022 and is based solely on a Schedule 13G/A filed by The Vanguard Group ("Vanguard") with the SEC on February 9, 2023. Vanguard reported that it has sole dispositive power over 19,413,365 shares, shared dispositive power over 286,326 shares, and shared voting power over 133,231 shares. The mailing address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

ADDITIONAL INFORMATION

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders sharing an address unless we have received contrary instructions from one or more of such stockholders. We will promptly deliver a separate copy of either document to you upon written or oral request to Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, Massachusetts 02451, Attention: Secretary, telephone: (781) 530-1000. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, bank or other nominee record holder, or you may contact us at the above address and phone number.

Stockholder Proposals

Requirements for stockholder proposals to be brought before the Annual Meeting

Our bylaws provide that for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must (i) have given timely written notice to Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, Massachusetts 02451, Attention: Secretary; (ii) have provided any updates or supplements to such notice at the times and in the forms required by our bylaws; and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the solicitation statement required by our bylaws. For notice to be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive officers of the company not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the date of the preceding year’s annual meeting. We also encourage you, but such submission will not be considered notice, to also submit any such nominations or other proposals by e-mail to corporatesecretary@dynatrace.com.

Our bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no such annual meeting were held in the preceding year, notice by the stockholder to be timely must be delivered by the Secretary of the company not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any proposal must include all information required by our bylaws.

The advance notice requirements under our bylaws for the 2024 Annual Meeting of Stockholders are as follows: a stockholder’s notice shall be timely if delivered to our Secretary at the address set forth above not earlier than April 25, 2024 and not later than the close of business on May 25, 2024. However, if the date of our 2024 Annual Meeting of Stockholders occurs more than 30 days before or 60 days after August 23, 2024, the anniversary of the 2023 Annual Meeting, a stockholder notice will be timely if it is received at the address set forth above by the later of the close of business on (1) the 90th day prior to such annual meeting; or (2) the 10th day following the day on which public disclosure of the date of the meeting is made.

In addition, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 24, 2024.

Requirements for stockholder proposals to be considered for inclusion

In addition to the requirements stated above, any stockholder who wishes to submit a proposal intended to be included in the proxy statement for the 2024 Annual Meeting of Stockholders must comply with Rule 14a-8 under the Exchange Act. For such proposals to be included in our proxy materials relating to the 2024 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than March 12, 2024. Rule 14a-8 proposals must be delivered by mail to Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, Massachusetts 02451, Attention: Secretary. We also encourage you to submit any such proposals, but such submission will not be considered notice, by e-mail to corporatesecretary@dynatrace.com.

The requirements for providing advance notice of business or nominations as summarized above are qualified in their entirety by our bylaws, Rule 14a-19 (as applicable) and, in the case of stockholder proposals submitted for inclusion in our proxy statement, Rule 14a-8, which we recommend that you read in order to comply with the applicable requirements. Failure to timely deliver the requisite notice or satisfy the requirements in our bylaws, Rule 14a-19 or Rule 14a-8, as applicable, may result in a proposal or nomination not being presented at our annual meeting of stockholders. You may contact our Secretary at our principal executive offices for a copy of our current bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our bylaws most recently filed with the SEC and available at www.sec.gov.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates in writing to Dynatrace, Inc., 1601 Trapelo Road, Suite 116, Waltham, Massachusetts 02451, Attention: Secretary, who will forward any such recommendations to the Nominating and Corporate Governance Committee. We also encourage you to submit any such recommendations by e-mail to corporatesecretary@dynatrace.com. Stockholder recommendations for director candidates must include (i) the name and address of record of the stockholder and how many shares of the company the stockholder owns beneficially or of record; and (ii) the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the recommended director candidate. In selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates properly recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our Board.

Other Matters

Our Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

APPENDIX A
RECONCILIATION OF NON-GAAP MEASURES

(U.S. dollars in thousands)	Year Ended March 31, 2023
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$ 222,891	$ (18,383)	$ (798)	$ (15,564)	$ (380)	$ 187,766
Gross profit	935,639	18,383	798	15,564	380	970,764
Gross margin	81%					84%
Research and development (1)	218,349	(41,406)	(1,704)	—	—	175,239
Sales and marketing (1)	448,015	(51,147)	(2,338)	—	(1,332)	393,198
General and administrative (1)	150,031	(35,938)	(1,351)	—	(2,206)	110,536
Amortization of other intangibles	26,292	—	—	(26,292)	—	—
Restructuring and other	141	—	—	—	(141)	—
Operating income	$ 92,811	$ 146,874	$ 6,191	$ 41,856	$ 4,059	$ 291,791
Operating margin	8%					25%

(1)     During the three months ended March 31, 2023, we began allocating depreciation expense to operating expenses based upon location and headcount, whereas previously it was included primarily in general and administrative expense. This has been retrospectively applied to the year ended March 31, 2023.

Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. We consider these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These measures are used to establish certain performance-based targets related to the compensation of our executives. Non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies.

DYNATRACE, INC.
1601 TRAPELO ROAD
SUITE 116
WALTHAM, MA 02451

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 22, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DT2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 22, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes submitted through the mail must be received prior to the start of the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V19234-P95613

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DYNATRACE, INC.

The Board of Directors recommends you vote FOR the following proposal:

1. Election of Class I Directors

Nominees:	For	Withhold
1a. Rick McConnell	☐	☐
1b. Michael Capone	☐	☐
1c. Stephen Lifshatz	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as Dynatrace's independent registered public accounting firm for the fiscal year ending March 31, 2024.	☐	☐	☐
3. Non-binding advisory vote on the compensation of Dynatrace's named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice, Proxy Statement and 2023 Annual Report are available at www.proxyvote.com.

V19235-P95613

DYNATRACE, INC.
2023 Annual Meeting of Stockholders
August 23, 2023 1:00 PM EDT
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Rick McConnell, James Benson and Nicole Fitzpatrick, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Dynatrace, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 1:00 PM EDT on August 23, 2023, at www.virtualshareholdermeeting.com/DT2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, or if other matters are presented, this proxy will be voted in accordance with the Board of Directors' recommendations.

The undersigned revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is executed.

Continued and to be signed on reverse side